Filed Pursuant to Rule 433
                                                         File No.: 333-132809-14

Subject: GSAMP 2006-NC2 - Computational Materials for PIMCO (external)

WAL @ 10 CPR (< 2.0yr?)
A2A at 10%CPR and static LIBOR is 1.97

SWAP/CAP?:         Swap

IO %:              11.48

FIXED %:           11.79

AAA C/E: ??% SUB   19.25% (not including OC)

         ??% OC    1.40% (fully funded OC)

AAA Carveouts:     Yes

High Cost Loans:   No

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-
BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.


                   Number     Principal      Pct. Of Pool By     Weighted Avg.    Weighted Avg.   Avg. Principal
DTI               of Loans     Balance      Principal Balance    Gross Coupon     Current FICO       Balance
----------------------------------------------------------------------------------------------------------------
0.001 - 10.000          14     $3,214,163                0.36%            8.16%             641         $229,583
10.001 - 20.000        102     17,994,636                2.04            8.077              631          176,418
20.001 - 30.000        398     72,560,954                8.23            8.296              619          182,314
30.001 - 40.000        971    193,920,450                  22            8.363              623          199,712
40.001 - 50.000      2,210    537,562,336               60.98            8.314              631          243,241
50.001 - 60.000        251     55,382,545                6.28            7.967              602          220,648
60.001 - 70.000          2        795,383                0.09             7.51              650          397,692
70.001 - 80.000          1         69,233                0.01            9.625              689           69,233
----------------------------------------------------------------------------------------------------------------
Total:               3,949   $881,499,701              100.00%            8.30%             626         $223,221
----------------------------------------------------------------------------------------------------------------


                      Weighted Avg.        Wt. Avg. CLTV      Pct.      Pct. Owner
DTI               Combined Original LTV      incld SS.      Full Doc     Occupied
-----------------------------------------------------------------------------------
0.001 - 10.000                    83.44%           85.36%      67.97%        51.59%
10.001 - 20.000                      80            85.71       71.01          81.2
20.001 - 30.000                   77.89            81.85       60.06         88.78
30.001 - 40.000                   80.56            86.18       51.99         89.39
40.001 - 50.000                   81.48            89.08       45.73         91.67
50.001 - 60.000                   71.61            73.87       71.58         93.17
60.001 - 70.000                   86.61            86.61         100         81.97
70.001 - 80.000                      90               90         100             0
-----------------------------------------------------------------------------------
Total:                            80.34%           86.81%      50.56%        90.65%
-----------------------------------------------------------------------------------


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-
BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
                      of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
DTI                 Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 5.00              3       $420,602        0.05%       8.10%        679    $140,201      90.38%   90.38%    69.00%      69.00%
5.01 - 10.00            11      2,793,562        0.32       8.165         635     253,960      82.39     84.6     67.82       48.97
10.01 - 15.00           30      6,305,659        0.72       7.856         628     210,189      80.95    86.04     83.93       86.13
15.01 - 20.00           72     11,688,977        1.33       8.196         633     162,347      79.48    85.53     64.04       78.54
20.01 - 25.00          128     21,567,334        2.45       8.342         622     168,495      76.61    80.86     65.65       85.49
25.01 - 30.00          270     50,993,620        5.78       8.277         618     188,865      78.43    82.27     57.69       90.17
30.01 - 35.00          397     72,406,795        8.21       8.315         620     182,385      80.31    85.84     57.22       88.72
35.01 - 40.00          574    121,513,655       13.78       8.392         624     211,696      80.71    86.39     48.88       89.79
40.01 - 45.00          868    203,183,889       23.05       8.359         629     234,083      81.39    88.01     45.23       92.34
45.01 - 50.00        1,342    334,378,447       37.93       8.286         632     249,164      81.53    89.72     46.03       91.26
50.01 - 55.00          242     53,086,554        6.02       7.988         601     219,366      71.49    73.62     71.09       92.87
55.01 - 60.00            9      2,295,991        0.26        7.49         625     255,110      74.22    79.71     82.86         100
65.01 - 70.00            2        795,383        0.09        7.51         650     397,692      86.61    86.61       100       81.97
75.01 - 80.00            1         69,233        0.01       9.625         689      69,233         90       90       100           0
------------------------------------------------------------------------------------------------------------------------------------
Total:               3,949   $881,499,701      100.00%       8.30%        626    $223,221      80.34%   86.81%    50.56%      90.65%
------------------------------------------------------------------------------------------------------------------------------------


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-
BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

MI, PA, OH, IL, IN (RUST BELT)

Scheduled Principal Balance: $67,904,838
Number of Mortgage Loans: 447
Average Scheduled Principal Balance: $151,912
Weighted Average Gross Coupon: 8.555%
Weighted Average Current FICO Score: 614
Weighted Average Original LTV Ratio: 83.51%
Weighted Average Combined Original LTV Ratio: 83.82%
Weighted Average Stated Remaining Term (months): 358
Weighted Average Seasoning (months): 1
Weighted Average Months to Roll: 23
Weighted Average Gross Margin: 6.09%
Weighted Average Initial Rate Cap: 1.50%
Weighted Average Periodic Rate Cap: 1.50%
Weighted Average Gross Maximum Lifetime Rate: 15.60%

2. Current Principal Balance


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
Current               of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
Principal Balance   Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
$50,000 & Below          5       $211,268        0.31%      10.83%        690     $42,254      88.43%   88.43%    23.63%     100.00%
$50,001 - $75,000       59      3,773,114        5.56       8.701         670      63,951      81.43    84.85     64.25       64.73
$75,001 - $100,000      75      6,485,260        9.55       8.423         620      86,470      82.34    88.03     87.12       91.12
$100,001 - $125,000     72      8,052,635       11.86       8.699         613     111,842      84.44    88.82     79.01       84.93
$125,001 - $150,000     66      9,127,340       13.44       8.623         608     138,293      82.89    88.16     75.63       89.27
$150,001 - $200,000     85     14,794,710       21.79       8.605         604     174,055      83.02    87.62     69.06       91.83
$200,001 - $250,000     35      7,718,528       11.37       8.592         602     220,529      86.01    87.28     71.82       91.48
$250,001 - $300,000     18      4,924,196        7.25       8.326         633     273,566      86.02    93.19      48.9       88.83
$300,001 - $350,000     14      4,569,110        6.73       8.516         591     326,365      81.33    87.43     70.81         100
$350,001 - $400,000      8      2,974,360        4.38       8.938         638     371,795      86.84    91.95     25.53         100
$400,001 & Above        10      5,274,317        7.77       8.025         616     527,432      85.34    85.34     18.54       91.72
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


3. Current Rate


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
                      of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
Current Rate        Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
5.50 - 5.99              2       $326,312        0.48%       5.50%        615    $163,156      73.15%   89.57%   100.00%     100.00%
6.00 - 6.49              2        743,498        1.09       6.277         680     371,749      85.81    85.81     73.18         100
6.50 - 6.99             25      3,840,998        5.66       6.759         633     153,640      80.63    84.76     91.67         100
7.00 - 7.49             26      4,484,900         6.6       7.292         621     172,496      81.52    86.78     69.66        98.5
7.50 - 7.99             81     12,733,015       18.75       7.804         624     157,198      81.74    88.65     83.38       98.09
8.00 - 8.49             63      8,824,864          13        8.26         612     140,077      83.17    89.41     85.46       97.15
8.50 - 8.99             99     15,864,795       23.36       8.748         613     160,250      85.13    88.78     59.87       87.18
9.00 & Above           149     21,086,457       31.05       9.711         603     141,520      85.54    87.61     44.37       79.34
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


4. Credit Score


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
                      of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
Credit Score        Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
740 & Above             16     $1,550,325        2.28%       8.60%        768     $96,895      87.87%   89.55%    53.87%      48.75%
720 - 739                7        910,269        1.34       8.294         731     130,038      84.05    87.04     14.93        91.7
700 - 719               18      1,611,040        2.37       8.869         708      89,502      89.92    92.07     58.35        31.9
680 - 699               14      1,411,102        2.08       8.737         688     100,793       85.2    96.04     62.07       67.81
660 - 679               35      5,738,755        8.45        8.41         669     163,964      87.04    93.29     46.06       75.24
640 - 659               62      9,814,849       14.45       8.235         649     158,304      84.96    91.56     49.71        87.3
620 - 639               63      9,214,308       13.57       8.548         629     146,259      85.07    90.65     59.73       86.97
600 - 619               82     12,520,822       18.44       8.237         609     152,693      84.07    89.84     72.61       94.71
580 - 599               50      8,882,788       13.08       8.537         588     177,656      82.88    86.98     71.58         100
560 - 579               37      6,215,171        9.15       8.832         570     167,978      83.52    83.52     80.04         100
540 - 559               29      4,449,450        6.55       9.055         551     153,429      79.62    79.93     72.68         100
520 - 539               20      3,307,292        4.87       9.028         528     165,365      79.37    80.32     90.34         100
500 - 519               14      2,278,667        3.36       9.475         513     162,762      75.64    75.64     90.88         100
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


5. Lien


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
                      of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
Lien                Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
1                      442    $67,637,618       99.61%       8.55%        614    $153,026      83.76%   88.04%    65.68%      89.72%
2                        5        267,220        0.39      11.127         704      53,444        100      100     39.62         100
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


6. Combined Original LTV


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
Combined              of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
Original LTV        Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
60.00 & Below           15     $1,261,749        1.86%       8.45%        569     $84,117      51.55%   51.55%    85.13%     100.00%
60.01 - 70.00           18      2,924,537        4.31       7.756         605     162,474      66.31    66.31     57.73         100
70.01 - 80.00          169     24,916,652       36.69       8.416         609     147,436      78.95    90.04     70.68       98.18
80.01 - 85.00           69     12,563,822        18.5       8.432         591     182,084       84.3    85.14     67.11       97.39
85.01 - 90.00          115     16,661,843       24.54       8.831         627     144,886      89.78    89.94     53.73       74.29
90.01 - 95.00           49      8,554,318        12.6       8.718         646     174,578      94.52    94.52     70.75       77.95
95.01 - 100.00          12      1,021,918         1.5      10.011         652      85,160        100      100     70.52         100
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


7. Original LTV


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
                      of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
Original LTV        Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
60.00 & Below           20     $1,528,968        2.25%       8.92%        593     $76,448      60.02%   60.02%    77.18%     100.00%
60.01 - 70.00           18      2,924,537        4.31       7.756         605     162,474      66.31    66.31     57.73         100
70.01 - 80.00          169     24,916,652       36.69       8.416         609     147,436      78.95    90.04     70.68       98.18
80.01 - 85.00           69     12,563,822        18.5       8.432         591     182,084       84.3    85.14     67.11       97.39
85.01 - 90.00          115     16,661,843       24.54       8.831         627     144,886      89.78    89.94     53.73       74.29
90.01 - 95.00           49      8,554,318        12.6       8.718         646     174,578      94.52    94.52     70.75       77.95
95.01 - 100.00           7        754,698        1.11       9.616         634     107,814        100      100     81.46         100
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


8. Documentation


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
                      of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
Documentation       Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
FULL DOC               318    $44,530,089       65.58%       8.30%        605    $140,032      83.58%   88.02%   100.00%      93.84%
STATED DOC             126     22,945,770       33.79       9.049         634     182,109      84.21    88.21         0       81.66
LIMITED DOC              3        428,979        0.63       9.163         577     142,993      88.41    88.41         0         100
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


9. Purpose


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
                      of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
Purpose             Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
CASHOUT REFI           228    $37,183,143       54.76%       8.50%        603    $163,084      83.45%   84.03%    65.09%      92.33%
PURCHASE               160     22,048,685       32.47       8.764         634     137,804      84.87    94.15     61.34       82.18
RATE/TERM REFI          59      8,673,010       12.77       8.284         617     147,000      82.79    90.06     78.43       98.04
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


10. Occupancy


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
                      of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
Occupancy           Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
OWNER OCCUPIED         388    $60,952,959       89.76%       8.45%        608    $157,095      83.10%   87.78%    68.55%     100.00%
INVESTOR                57      6,665,271        9.82       9.448         676     116,935      90.33     90.5     39.39           0
SECOND HOME              2        286,607        0.42       9.503         647     143,304      86.21    97.93     41.39           0
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


11. Property Type


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
                      of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
Property Type       Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
SINGLE FAMILY          380    $56,178,059       82.73%       8.51%        611    $147,837      83.73%   87.77%    68.54%      92.26%
PUD                     19      4,295,612        6.33       8.577         607     226,085       83.2    88.41     40.29       95.81
2-4 FAMILY              28      4,212,056         6.2       8.962         634     150,431      84.85    86.87     58.15       54.69
CONDO                   20      3,219,111        4.74       8.711         650     160,956      85.05    94.76     57.36       84.03
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


12. State


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
                      of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
State               Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
IL                     123    $25,385,627       37.38%       8.40%        618    $206,387      83.79%   87.99%    55.23%      90.37%
PA                     110     15,706,893       23.13       8.561         605     142,790      83.22    86.55     73.63       92.65
MI                     102     13,750,289       20.25       8.492         606     134,807      83.14    88.44     72.18       96.92
OH                      61      7,500,801       11.05       9.035         629     122,964      86.63    89.54     65.37       71.25
IN                      51      5,561,228        8.19       8.761         624     109,044      83.56    90.04     74.04       86.09
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


13. Zip


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
                      of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
Zip                 Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
60175                    2       $962,947        1.42%       7.80%        659    $481,473      88.73%   88.73%    37.38%     100.00%
60103                    2        948,912         1.4       7.484         579     474,456         90       90     32.71         100
60638                    3        763,270        1.12       8.953         603     254,423      78.87    78.87     58.95         100
60657                    1        664,540        0.98        7.85         646     664,540       81.8     81.8         0         100
60148                    3        655,104        0.96       8.938         644     218,368      86.17    97.94     41.16         100
60651                    2        626,789        0.92       9.785         574     313,395      83.21    83.21     21.53         100
48131                    2        570,829        0.84       8.335         606     285,415         80      100       100         100
46311                    2        563,841        0.83       7.367         610     281,920         80      100       100         100
19038                    1        544,092         0.8        6.25         660     544,092      93.97    93.97       100         100
48069                    1        539,702        0.79        8.95         592     539,702      84.38    84.38         0         100
Other                  428     61,064,812       89.93         8.6         614     142,675      83.69    87.93     67.68       88.62
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


14. Remaining Months to Maturity


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
Remaining Months      of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
to Maturity         Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
1 - 180                  2       $263,237        0.39%       7.01%        707    $131,619      67.55%   67.55%    24.25%     100.00%
181 - 240                2        137,962         0.2       7.903         601      68,981      63.13    63.13       100         100
241 - 360              443     67,503,638       99.41       8.563         614     152,378      83.93    88.22     65.67        89.7
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


15. Amortization Type


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
                      of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
Amortization Type   Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
2 YR ARM               229    $35,319,036       52.01%       8.72%        614    $154,232      84.65%   89.00%    61.67%      87.54%
2 YR ARM
BALLOON 40/30          134     21,110,193       31.09       8.474         607     157,539       83.5    88.74     67.04       90.32
2 YR ARM IO             10      2,514,100         3.7       8.435         623     251,410      85.01    89.14     51.68         100
3 YR ARM
BALLOON 40/30            1         75,584        0.11       8.975         737      75,584         90       90         0           0
FIXED                   66      7,189,221       10.59       8.318         627     108,928      81.16    82.53     87.34       93.98
FIXED
BALLOON 40/30            7      1,696,704         2.5       7.414         627     242,386      79.95     82.7     59.99         100
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


16. Initial Periodic Cap


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
Initial               of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
Periodic Cap        Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
0                       73     $8,885,925       13.09%       8.15%        627    $121,725      80.93%   82.57%    82.12%      95.13%
1.5                    374     59,018,913       86.91       8.617         612     157,805      84.26    88.92     63.09       88.95
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


17. Periodic Cap


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
                      of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
Periodic Cap        Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
0                       73     $8,885,925       13.09%       8.15%        627    $121,725      80.93%   82.57%    82.12%      95.13%
1.5                    374     59,018,913       86.91       8.617         612     157,805      84.26    88.92     63.09       88.95
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


18. Months to Rate Reset


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
Months to             of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
Rate Reset          Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
<= 0                    73     $8,885,925       13.09%       8.15%        627    $121,725      80.93%   82.57%    82.12%      95.13%
13 - 24                373     58,943,329        86.8       8.616         612     158,025      84.25    88.92     63.17       89.07
25 - 36                  1         75,584        0.11       8.975         737      75,584         90       90         0           0
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


19. Life Maximum Rate


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
                      of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
Life Maximum Rate   Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
0.00 - -0.01            73     $8,885,925       13.09%       8.15%        627    $121,725      80.93%   82.57%    82.12%      95.13%
12.50 - 12.99            2        326,312        0.48         5.5         615     163,156      73.15    89.57       100         100
13.50 - 13.99           23      3,595,465        5.29       6.773         625     156,325      80.61    85.02     97.93         100
14.00 - 14.49           18      3,338,311        4.92       7.319         619     185,462      83.38    89.93     59.24       97.98
14.50 - 14.99           67     11,047,837       16.27        7.86         624     164,893      82.61    90.66     84.92        97.8
15.00 - 15.49           47      6,980,597       10.28       8.261         616     148,523      83.51    91.18      83.1        96.4
15.50 - 15.99           87     14,394,983        21.2       8.752         611     165,460      85.48    88.65     56.85       87.51
16.00 & Above          130     19,335,407       28.47       9.697         602     148,734      85.58    87.84      41.6       78.49
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


20. Margin


                                                                                            Weighted     Wt.
                                             Pct. Of     Weighted    Weighted                 Avg.      Avg.
                    Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
                      of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
Margin              Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS       Doc      Occupied
------------------------------------------------------------------------------------------------------------------------------------
0.00 - -0.01            73     $8,885,925       13.09%       8.15%        627    $121,725      80.93%   82.57%    82.12%      95.13%
0.00 - 4.99              3        980,354        1.44       8.884         584     326,785      82.82    82.82     15.09         100
5.00 - 5.49              1        112,016        0.16        7.75         606     112,016         90       90       100         100
5.50 - 5.99             89     16,524,075       24.33       8.612         612     185,664      85.41    88.46     56.87       90.51
6.00 - 6.49            246     36,423,208       53.64       8.542         619     148,062      84.46    90.43     66.27       86.82
6.50 - 6.99             25      3,737,639         5.5       9.129         575     149,506      81.35    82.83     66.12       95.96
7.00 - 7.49              9      1,147,425        1.69       9.303         555     127,492      73.05    74.37     84.32         100
7.50 - 7.99              1         94,195        0.14        7.95         622      94,195         65       65         0         100
------------------------------------------------------------------------------------------------------------------------------------
Total:                 447    $67,904,838      100.00%       8.56%        614    $151,912      83.82%   88.09%    65.58%      89.76%
------------------------------------------------------------------------------------------------------------------------------------


GSAMP 2006-NC2

    Prepayment Speed provided by client
    Default Speed provided by client for scenarios 5-7
    Libor forward curve as indicated
    45% Loss Severity, 100% advance, 12 month recover lag
    To Maturity
    Collateral losses calculated through life of applicable bond
    All bonds priced at par


                                Scenario:         1                        2                         3
                                           --------------------------------------------------------------------------
                        LIBOR Assumption:     Fwd + 200               LIBOR Flat                 Fwd + 200
---------------------------------------------------------------------------------------------------------------------
        CDR                                                   8.99                     9.70                      9.76
        Yield                                                 8.67                     6.42                      8.68
        WAL                                                  20.71                    12.16                     22.41
M7      Mod Durn                                               9.5                     8.28                      9.77
        Principal Writedown                      94,260.10 (0.76%)        60,822.85 (0.49%)         79,895.23 (0.65%)
        Principal Window                             Aug23 - May36            Apr16 - May36             Dec24 - May36
        Total Collat Loss (Tranche Life)   160,321,034.77 (18.19%)   96,405,229.80 (10.94%)   152,122,604.82 (17.26%)
---------------------------------------------------------------------------------------------------------------------
        CDR                                                   8.35                     8.47                      9.02
        Yield                                                 8.85                     6.61                      8.80
        WAL                                                  21.56                    12.85                     20.12
M8      Mod Durn                                              9.54                      8.5                      9.38
        Principal Writedown                      23,787.60 (0.22%)        75,937.80 (0.69%)         58,291.99 (0.53%)
                                                     Jul24 - May36            Nov16 - May36             Oct24 - Dec28
        Total Collat Loss (Tranche Life)   152,630,547.60 (17.31%)    86,222,258.58 (9.78%)   144,094,253.67 (16.35%)
---------------------------------------------------------------------------------------------------------------------


                                Scenario:         4                        5                        6
                                           -----------------------------------------------------------------------
                        LIBOR Assumption:     Fwd + 200                LIBOR Fwd                LIBOR Fwd
------------------------------------------------------------------------------------------------------------------
        CDR                                                  7.10                     N/A                      N/A
        Yield                                                8.34                    6.48                     6.52
        WAL                                                 19.88                    8.53                     9.42
M7      Mod Durn                                             9.25                    5.94                     6.41
        Principal Writedown                     95,947.20 (0.78%)            0.00 (0.00%)             0.00 (0.00%)
        Principal Window                            Nov20 - May36           Jul09 - Dec24            Jul09 - Feb23
        Total Collat Loss (Tranche Life)   98,897,244.68 (11.22%)   76,991,568.91 (8.73%)   95,775,765.09 (10.87%)
------------------------------------------------------------------------------------------------------------------
        CDR                                                  3.45                     N/A                      N/A
        Yield                                                8.52                    6.65                     6.71
        WAL                                                  6.71                    8.81                    10.21
M8      Mod Durn                                             4.32                    5.98                     6.62
        Principal Writedown                     35,375.56 (0.32%)            0.00 (0.00%)             0.00 (0.00%)
                                                    Aug09 - May36           Jul09 - Feb26            Jul09 - Mar25
        Total Collat Loss (Tranche Life)    53,805,477.86 (6.10%)   77,517,521.89 (8.79%)   96,945,120.55 (11.00%)
------------------------------------------------------------------------------------------------------------------


                                Scenario:            7
                                           ----------------------
                        LIBOR Assumption:        LIBOR Fwd
-----------------------------------------------------------------
        CDR                                                   N/A
        Yield                                                6.52
        WAL                                                  12.9
M7      Mod Durn                                             8.67
        Principal Writedown                          0.00 (0.00%)
        Principal Window                            Oct18 - Jan20
        Total Collat Loss (Tranche Life)    86,914,524.63 (9.86%)
-----------------------------------------------------------------
        CDR                                                   N/A
        Yield                                                6.72
        WAL                                                  14.2
M8      Mod Durn                                             9.12
        Principal Writedown                          0.00 (0.00%)
                                                    Jan20 - May21
        Total Collat Loss (Tranche Life)   88,471,656.15 (10.04%)
-----------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or
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securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAMP 2006-NC2

                          Fwd Curve
          Fwd Curve        +200bps
        -------------   -------------
Month    1mL     6ml     1mL     6ml
    1   5.312   5.515   7.312   7.515
    2   5.405   5.552   7.405   7.552
    3   5.468   5.566   7.468   7.566
    4   5.504   5.566   7.504   7.566
    5   5.506   5.558   7.506   7.558
    6   5.496   5.546   7.496   7.546
    7   5.541   5.534   7.541   7.534
    8   5.485   5.509   7.485   7.509
    9   5.467   5.488   7.467   7.488
   10   5.456   5.470   7.456   7.470
   11   5.440   5.451   7.440   7.451
   12   5.420   5.433   7.420   7.433
   13   5.392   5.415   7.392   7.415
   14   5.372   5.407   7.372   7.407
   15   5.357   5.395   7.357   7.395
   16   5.344   5.388   7.344   7.388
   17   5.332   5.383   7.332   7.383
   18   5.325   5.379   7.325   7.379
   19   5.341   5.379   7.341   7.379
   20   5.311   5.375   7.311   7.375
   21   5.311   5.377   7.311   7.377
   22   5.313   5.379   7.313   7.379
   23   5.314   5.381   7.314   7.381
   24   5.319   5.384   7.319   7.384
   25   5.320   5.387   7.320   7.387
   26   5.322   5.394   7.322   7.394
   27   5.323   5.397   7.323   7.397
   28   5.326   5.401   7.326   7.401
   29   5.330   5.407   7.330   7.407
   30   5.335   5.413   7.335   7.413
   31   5.365   5.420   7.365   7.420
   32   5.345   5.423   7.345   7.423
   33   5.350   5.431   7.350   7.431
   34   5.359   5.440   7.359   7.440
   35   5.366   5.449   7.366   7.449
   36   5.376   5.457   7.376   7.457
   37   5.385   5.466   7.385   7.466
   38   5.394   5.479   7.394   7.479
   39   5.401   5.485   7.401   7.485
   40   5.408   5.489   7.408   7.489
   41   5.415   5.495   7.415   7.495
   42   5.422   5.499   7.422   7.499
   43   5.470   5.504   7.470   7.504
   44   5.430   5.499   7.430   7.499
   45   5.432   5.502   7.432   7.502
   46   5.437   5.508   7.437   7.508
   47   5.439   5.511   7.439   7.511
   48   5.445   5.516   7.445   7.516
   49   5.449   5.521   7.449   7.521
   50   5.454   5.529   7.454   7.529
   51   5.460   5.533   7.460   7.533
   52   5.463   5.536   7.463   7.536
   53   5.468   5.539   7.468   7.539
   54   5.472   5.542   7.472   7.542
   55   5.503   5.545   7.503   7.545
   56   5.478   5.542   7.478   7.542
   57   5.479   5.545   7.479   7.545
   58   5.484   5.550   7.484   7.550
   59   5.485   5.552   7.485   7.552
   60   5.495   5.555   7.495   7.555
   61   5.497   5.559   7.497   7.559
   62   5.500   5.567   7.500   7.567
   63   5.504   5.571   7.504   7.571
   64   5.506   5.572   7.506   7.572
   65   5.509   5.575   7.509   7.575
   66   5.513   5.578   7.513   7.578
   67   5.546   5.581   7.546   7.581
   68   5.519   5.578   7.519   7.578
   69   5.520   5.581   7.520   7.581
   70   5.523   5.584   7.523   7.584
   71   5.525   5.586   7.525   7.586
   72   5.528   5.590   7.528   7.590
   73   5.531   5.593   7.531   7.593
   74   5.535   5.598   7.535   7.598
   75   5.537   5.601   7.537   7.601
   76   5.539   5.602   7.539   7.602
   77   5.543   5.606   7.543   7.606
   78   5.545   5.609   7.545   7.609
   79   5.563   5.612   7.563   7.612
   80   5.551   5.611   7.551   7.611
   81   5.552   5.615   7.552   7.615
   82   5.556   5.619   7.556   7.619
   83   5.560   5.621   7.560   7.621
   84   5.559   5.626   7.559   7.626
   85   5.562   5.628   7.562   7.628
   86   5.566   5.634   7.566   7.634
   87   5.568   5.636   7.568   7.636
   88   5.571   5.638   7.571   7.638
   89   5.574   5.641   7.574   7.641
   90   5.577   5.644   7.577   7.644
   91   5.594   5.647   7.594   7.647
   92   5.583   5.647   7.583   7.647
   93   5.584   5.650   7.584   7.650
   94   5.588   5.653   7.588   7.653
   95   5.591   5.657   7.591   7.657
   96   5.593   5.660   7.593   7.660
   97   5.595   5.663   7.595   7.663
   98   5.599   5.667   7.599   7.667
   99   5.602   5.670   7.602   7.670
  100   5.605   5.671   7.605   7.671
  101   5.608   5.674   7.608   7.674
  102   5.611   5.677   7.611   7.677
  103   5.626   5.679   7.626   7.679
  104   5.615   5.679   7.615   7.679
  105   5.616   5.681   7.616   7.681
  106   5.620   5.684   7.620   7.684
  107   5.621   5.686   7.621   7.686
  108   5.623   5.689   7.623   7.689
  109   5.626   5.693   7.626   7.693
  110   5.628   5.694   7.628   7.694
  111   5.630   5.696   7.630   7.696
  112   5.633   5.700   7.633   7.700
  113   5.636   5.701   7.636   7.701
  114   5.639   5.703   7.639   7.703
  115   5.640   5.707   7.640   7.707
  116   5.643   5.708   7.643   7.708
  117   5.646   5.711   7.646   7.711
  118   5.648   5.716   7.648   7.716
  119   5.650   5.718   7.650   7.718
  120   5.691   5.721   7.691   7.721
  121   5.693   5.725   7.693   7.725
  122   5.696   5.727   7.696   7.727
  123   5.700   5.731   7.700   7.731
  124   5.702   5.731   7.702   7.731
  125   5.705   5.733   7.705   7.733
  126   5.708   5.734   7.708   7.734
  127   5.710   5.737   7.710   7.737
  128   5.712   5.737   7.712   7.737
  129   5.711   5.740   7.711   7.740
  130   5.714   5.742   7.714   7.742
  131   5.715   5.743   7.715   7.743
  132   5.716   5.746   7.716   7.746
  133   5.717   5.747   7.717   7.747
  134   5.720   5.749   7.720   7.749
  135   5.722   5.751   7.722   7.751
  136   5.723   5.751   7.723   7.751
  137   5.726   5.752   7.726   7.752
  138   5.726   5.754   7.726   7.754
  139   5.729   5.755   7.729   7.755
  140   5.730   5.755   7.730   7.755
  141   5.729   5.757   7.729   7.757
  142   5.731   5.759   7.731   7.759
  143   5.732   5.760   7.732   7.760
  144   5.734   5.762   7.734   7.762
  145   5.735   5.764   7.735   7.764
  146   5.738   5.764   7.738   7.764
  147   5.738   5.766   7.738   7.766
  148   5.739   5.765   7.739   7.765
  149   5.741   5.766   7.741   7.766
  150   5.742   5.767   7.742   7.767
  151   5.743   5.767   7.743   7.767
  152   5.743   5.767   7.743   7.767
  153   5.742   5.769   7.742   7.769
  154   5.744   5.770   7.744   7.770
  155   5.745   5.770   7.745   7.770
  156   5.744   5.772   7.744   7.772
  157   5.745   5.773   7.745   7.773
  158   5.748   5.774   7.748   7.774
  159   5.748   5.773   7.748   7.773
  160   5.748   5.773   7.748   7.773
  161   5.749   5.774   7.749   7.774
  162   5.750   5.773   7.750   7.773
  163   5.749   5.773   7.749   7.773
  164   5.749   5.771   7.749   7.771
  165   5.748   5.770   7.748   7.770
  166   5.749   5.771   7.749   7.771
  167   5.746   5.770   7.746   7.770
  168   5.746   5.770   7.746   7.770
  169   5.746   5.771   7.746   7.771
  170   5.746   5.769   7.746   7.769
  171   5.745   5.769   7.745   7.769
  172   5.745   5.767   7.745   7.767
  173   5.745   5.766   7.745   7.766
  174   5.746   5.765   7.746   7.765
  175   5.743   5.764   7.743   7.764
  176   5.742   5.763   7.742   7.763
  177   5.740   5.761   7.740   7.761
  178   5.741   5.762   7.741   7.762
  179   5.738   5.760   7.738   7.760
  180   5.706   5.760   7.706   7.760
  181   5.705   5.760   7.705   7.760
  182   5.705   5.758   7.705   7.758
  183   5.705   5.758   7.705   7.758
  184   5.703   5.756   7.703   7.756
  185   5.703   5.756   7.703   7.756
  186   5.703   5.754   7.703   7.754
  187   5.701   5.754   7.701   7.754
  188   5.701   5.753   7.701   7.753
  189   5.699   5.752   7.699   7.752
  190   5.699   5.753   7.699   7.753
  191   5.698   5.751   7.698   7.751
  192   5.699   5.750   7.699   7.750
  193   5.696   5.749   7.696   7.749
  194   5.696   5.748   7.696   7.748
  195   5.695   5.748   7.695   7.748
  196   5.693   5.745   7.693   7.745
  197   5.693   5.744   7.693   7.744
  198   5.693   5.743   7.693   7.743
  199   5.692   5.742   7.692   7.742
  200   5.691   5.740   7.691   7.740
  201   5.687   5.740   7.687   7.740
  202   5.687   5.739   7.687   7.739
  203   5.686   5.737   7.686   7.737
  204   5.685   5.737   7.685   7.737
  205   5.683   5.735   7.683   7.735
  206   5.682   5.734   7.682   7.734
  207   5.681   5.733   7.681   7.733
  208   5.679   5.730   7.679   7.730
  209   5.679   5.729   7.679   7.729
  210   5.676   5.727   7.676   7.727
  211   5.676   5.726   7.676   7.726
  212   5.674   5.724   7.674   7.724
  213   5.671   5.722   7.671   7.722
  214   5.671   5.721   7.671   7.721
  215   5.670   5.719   7.670   7.719
  216   5.668   5.718   7.668   7.718
  217   5.666   5.716   7.666   7.716
  218   5.665   5.715   7.665   7.715
  219   5.662   5.712   7.662   7.712
  220   5.660   5.709   7.660   7.709
  221   5.659   5.708   7.659   7.708
  222   5.658   5.706   7.658   7.706
  223   5.655   5.704   7.655   7.704
  224   5.653   5.702   7.653   7.702
  225   5.650   5.700   7.650   7.700
  226   5.650   5.699   7.650   7.699
  227   5.648   5.697   7.648   7.697
  228   5.646   5.695   7.646   7.695
  229   5.643   5.693   7.643   7.693
  230   5.642   5.690   7.642   7.690
  231   5.640   5.688   7.640   7.688
  232   5.638   5.684   7.638   7.684
  233   5.636   5.682   7.636   7.682
  234   5.634   5.680   7.634   7.680
  235   5.631   5.677   7.631   7.677
  236   5.629   5.675   7.629   7.675
  237   5.625   5.672   7.625   7.672
  238   5.625   5.671   7.625   7.671
  239   5.621   5.668   7.621   7.668
  240   5.619   5.666   7.619   7.666
  241   5.617   5.665   7.617   7.665
  242   5.614   5.662   7.614   7.662
  243   5.612   5.659   7.612   7.659
  244   5.610   5.656   7.610   7.656
  245   5.607   5.654   7.607   7.654
  246   5.606   5.651   7.606   7.651
  247   5.603   5.649   7.603   7.649
  248   5.601   5.647   7.601   7.647
  249   5.597   5.644   7.597   7.644
  250   5.597   5.644   7.597   7.644
  251   5.594   5.641   7.594   7.641
  252   5.592   5.639   7.592   7.639
  253   5.590   5.638   7.590   7.638
  254   5.588   5.635   7.588   7.635
  255   5.586   5.633   7.586   7.633
  256   5.583   5.630   7.583   7.630
  257   5.582   5.629   7.582   7.629
  258   5.581   5.626   7.581   7.626
  259   5.578   5.624   7.578   7.624
  260   5.576   5.622   7.576   7.622
  261   5.574   5.620   7.574   7.620
  262   5.572   5.619   7.572   7.619
  263   5.570   5.617   7.570   7.617
  264   5.569   5.617   7.569   7.617
  265   5.566   5.614   7.566   7.614
  266   5.565   5.612   7.565   7.612
  267   5.563   5.611   7.563   7.611
  268   5.561   5.608   7.561   7.608
  269   5.560   5.606   7.560   7.606
  270   5.557   5.605   7.557   7.605
  271   5.557   5.603   7.557   7.603
  272   5.555   5.601   7.555   7.601
  273   5.552   5.600   7.552   7.600
  274   5.551   5.599   7.551   7.599
  275   5.550   5.597   7.550   7.597
  276   5.548   5.597   7.548   7.597
  277   5.547   5.595   7.547   7.595
  278   5.547   5.593   7.547   7.593
  279   5.544   5.592   7.544   7.592
  280   5.542   5.589   7.542   7.589
  281   5.542   5.589   7.542   7.589
  282   5.540   5.588   7.540   7.588
  283   5.539   5.586   7.539   7.586
  284   5.537   5.584   7.537   7.584
  285   5.535   5.584   7.535   7.584
  286   5.535   5.583   7.535   7.583
  287   5.534   5.582   7.534   7.582
  288   5.532   5.581   7.532   7.581
  289   5.531   5.580   7.531   7.580
  290   5.531   5.580   7.531   7.580
  291   5.529   5.578   7.529   7.578
  292   5.528   5.575   7.528   7.575
  293   5.527   5.575   7.527   7.575
  294   5.526   5.574   7.526   7.574
  295   5.525   5.573   7.525   7.573
  296   5.524   5.572   7.524   7.572
  297   5.522   5.570   7.522   7.570
  298   5.522   5.570   7.522   7.570
  299   5.522   5.569   7.522   7.569
  300   5.520   5.566   7.520   7.566
  301   5.518   5.566   7.518   7.566
  302   5.517   5.563   7.517   7.563
  303   5.515   5.560   7.515   7.560
  304   5.513   5.558   7.513   7.558
  305   5.511   5.556   7.511   7.556
  306   5.510   5.554   7.510   7.554
  307   5.507   5.552   7.507   7.552
  308   5.505   5.550   7.505   7.550
  309   5.502   5.548   7.502   7.548
  310   5.502   5.548   7.502   7.548
  311   5.499   5.545   7.499   7.545
  312   5.498   5.544   7.498   7.544
  313   5.496   5.543   7.496   7.543
  314   5.494   5.540   7.494   7.540
  315   5.493   5.539   7.493   7.539
  316   5.490   5.536   7.490   7.536
  317   5.489   5.535   7.489   7.535
  318   5.489   5.533   7.489   7.533
  319   5.487   5.532   7.487   7.532
  320   5.485   5.530   7.485   7.530
  321   5.482   5.528   7.482   7.528
  322   5.482   5.529   7.482   7.529
  323   5.480   5.526   7.480   7.526
  324   5.480   5.525   7.480   7.525
  325   5.477   5.524   7.477   7.524
  326   5.476   5.523   7.476   7.523
  327   5.475   5.522   7.475   7.522
  328   5.473   5.519   7.473   7.519
  329   5.472   5.518   7.472   7.518
  330   5.472   5.517   7.472   7.517
  331   5.471   5.516   7.471   7.516
  332   5.469   5.514   7.469   7.514
  333   5.466   5.514   7.466   7.514
  334   5.466   5.513   7.466   7.513
  335   5.465   5.512   7.465   7.512
  336   5.465   5.512   7.465   7.512
  337   5.463   5.510   7.463   7.510
  338   5.462   5.509   7.462   7.509
  339   5.461   5.509   7.461   7.509
  340   5.460   5.507   7.460   7.507
  341   5.460   5.506   7.460   7.506
  342   5.458   5.505   7.458   7.505
  343   5.458   5.504   7.458   7.504
  344   5.457   5.503   7.457   7.503
  345   5.455   5.503   7.455   7.503
  346   5.455   5.503   7.455   7.503
  347   5.454   5.502   7.454   7.502
  348   5.454   5.502   7.454   7.502
  349   5.453   5.501   7.453   7.501
  350   5.453   5.500   7.453   7.500
  351   5.452   5.500   7.452   7.500
  352   5.451   5.499   7.451   7.499
  353   5.451   5.498   7.451   7.498
  354   5.450   5.498   7.450   7.498
  355   5.450   5.498   7.450   7.498
  356   5.449   5.497   7.449   7.497
  357   5.448   5.496   7.448   7.496
  358   5.449   5.497   7.449   7.497
  359   5.448   5.496   7.448   7.496
  360   5.448   5.495   7.448   7.495

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAMP 2006-NC2

GROUP 1 STRESS

Stress Run Assumptions: Defaults on top of prepayments, run to maturity, 12 months to recovery, 100% servicer advances, 45% severity (If using MI, use 35% severity [for loans covered down to 60LTV, for loans down with MI down to 80LTV revert to 45% severity] on those loans.

Stress Run Outputs:     If 1st dollar loss to all tranches (breakeven CDR), WAL,
                        modified duration, and deal cumulative loss as a % and $ amount

Scenario #1 Base Slow-             2/28 Arms at 2cpr to 18cpr over 25mths, then 15cpr for life
                                   3/27 Arms at 2cpr to 15cpr over 37mths, then 15cpr for life
                                   Fix at 2cpr to 10cpr over 14mths then 10cpr for life
                                   Forward LIBOR+200

Scenario #2 Base Fast-             2/28 Arms at 2cpr to 55cpr over 25mths, then 30cpr for life
                                   3/27 Arms at 2cpr to 45cpr over 37mths, then 30cpr for life
                                   Fix at 2cpr to 30cpr over 14mths then 20cpr life
                                   Static LIBOR

Scenario #3 Ramp Slow-             2/28 Arms at 2cpr to 40cpr over 25mths, then 10cpr for life
                                   3/27 Arms at 2cpr to 30cpr over 37mths, then 10cpr for life
                                   Fix at 25cpr for three years then 10cpr for life
                                   Forward LIBOR+200

Scenario #4 Ramp Curve Inverting-  2/28 Arms at 2cpr to 18cpr over 25mths, then 40cpr for life
                                   3/27 Arms at 2cpr to 15cpr over 37mths, then 30cpr for life
                                   Fix at 5cpr for life
                                   Forward LIBOR+200


GROUP 2 STRESS

Stress Run Assumptions: Defaults on top of prepayments, run to maturity, 12 months to recovery, 100% servicer advances, 45% severity, forward curve.

Stress Run Outputs:     WAL, modified duration, and deal cumulative loss as a %
                        and $ amount

Scenario #5-                       2/28 Arms at 28cpr and 0-2 CDR over 25mths, then 14cpr and 7 CDR for life
                                   3/27 Arms at 18cpr and 0-2 CDR over 37mths,  then 9cpr and 7 CDR for life
                                   Fix at 15cpr and 2 CDR over 24mths, then 7cpr and 10 CDR for life

Scenario #6-                       2/28 Arms at 28cpr and 0-5 CDR over 25mths, then 14cpr and 9 CDR for life
                                   3/27 Arms at 18cpr and 0-5 CDR over 37mths, then 9cpr and 9 CDR for life
                                   Fix at 15cpr and 4 CDR over 24mths, then 7cpr and 12 CDR for life

Scenario #7 -                      2/28 Arms at 28cpr for two years, then 14cpr for life
                                   3/27 Arms at 18cpr for three years, then 9cpr for life
                                   Fix at 15cpr for two years, then 7cpr for life
                                   With loan level Stress
                                     4 CDR for Fixed Rate Mortgages, 5 CDR for Arms
                                       Add the following CDR to its respective loan bucket or rep line:
                                         +1 CDR for IO loan and
                                         -1 CDR for 3/27 Arm or 5/25 and
                                         +2 CDR if any two of the following coincide (prepayment penalty period, IO term or hybrid reset) or
                                         +4 CDR if all three coincide (prepayment penalty period, IO term or hybrid reset)


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAMP 2006 NC2

---------------------------------------------------
Prepayment curve as shown
Loss curve as shown
Prepay and default curves run on loan age
Forward curve as shown
50% Loss Severity
Collateral losses shown through life of bond
Run to call
100% advance, 24 month recover lag
---------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                                        M-1                             M-2
---------------------------------------------------------------------------------------------------------------------------
                                                                     Fwd + 200                        Fwd+200
                      -----------------------------------------------------------------------------------------------------
         A-1          DM                                                               27                               29
      Priced at       Yield                                                        7.8022                           7.8309
         100          WAL                                                            4.90                             5.29
                      Principal Window                                      Aug09 - Aug11                    Sep09 - Aug12
                      Principal Writedown                                15,474.76 (0.04%)                16,224.00 (0.06%)
                      Total Collat Loss (Tranche Life)             177,837,239.84 (20.17%)          138,675,108.54 (15.73%)
---------------------------------------------------------------------------------------------------------------------------

         Prepayment Curve
---------------------------------
      Loan Age          CPR%
---------------------------------
               1          18
               2          18
               3          18
               4          18
               5          18
               6          18
               7          18
               8          18
               9          18
              10          18
              11          18
              12          18
              13          18
              14          18
              15          18
              16          18
              17          18
              18          18
              19          18
              20          18
              21          18
              22          18
              23          18
              24          18
              25          60
              26          60
              27          60
              28          60
              29          60
              30          60
              31          12
---------------------------------
                     remains at 12



                      Default Curve
 --------------------------------------------------------
      Loan Age         Fixed Rate            ARM
 --------------------------------------------------------
                  1     0.2500000000        0.2500000000
                  2     0.2500000000        0.2500000000
                  3     0.2500000000        0.2500000000
                  4     0.2500000000        0.2500000000
                  5     0.2500000000        0.2500000000
                  6     0.2500000000        0.2500000000
                  7     0.2500000000        0.2500000000
                  8     0.2500000000        0.2500000000
                  9     0.2500000000        0.2500000000
                 10     0.2500000000        0.2500000000
                 11     0.2500000000        0.2500000000
                 12     0.2500000000        0.2500000000
                 13     1.0000000000        1.4166666667
                 14     1.0000000000        1.4166666667
                 15     1.0000000000        1.4166666667
                 16     1.0000000000        1.4166666667
                 17     1.0000000000        1.4166666667
                 18     1.0000000000        1.4166666667
                 19     1.0000000000        1.4166666667
                 20     1.0000000000        1.4166666667
                 21     1.0000000000        1.4166666667
                 22     1.0000000000        1.4166666667
                 23     1.0000000000        1.4166666667
                 24     1.0000000000        1.4166666667
                 25     1.6666666667        2.0833333333
                 26     1.6666666667        2.0833333333
                 27     1.6666666667        2.0833333333
                 28     1.6666666667        2.0833333333
                 29     1.6666666667        2.0833333333
                 30     1.6666666667        2.0833333333
                 31     1.6666666667        2.0833333333
                 32     1.6666666667        2.0833333333
                 33     1.6666666667        2.0833333333
                 34     1.6666666667        2.0833333333
                 35     1.6666666667        2.0833333333
                 36     1.6666666667        2.0833333333
                 37     2.0833333333        2.0833333333
                 38     2.0833333333        2.0833333333
                 39     2.0833333333        2.0833333333
                 40     2.0833333333        2.0833333333
                 41     2.0833333333        2.0833333333
                 42     2.0833333333        2.0833333333
                 43     2.0833333333        2.0833333333
                 44     2.0833333333        2.0833333333
                 45     2.0833333333        2.0833333333
                 46     2.0833333333        2.0833333333
                 47     2.0833333333        2.0833333333
                 48     2.0833333333        2.0833333333
                 49     1.6666666667        1.6666666667
                 50     1.6666666667        1.6666666667
                 51     1.6666666667        1.6666666667
                 52     1.6666666667        1.6666666667
                 53     1.6666666667        1.6666666667
                 54     1.6666666667        1.6666666667
                 55     1.6666666667        1.6666666667
                 56     1.6666666667        1.6666666667
                 57     1.6666666667        1.6666666667
                 58     1.6666666667        1.6666666667
                 59     1.6666666667        1.6666666667
                 60     1.6666666667        1.6666666667
                 61     1.2500000000        0.8333333333
                 62     1.2500000000        0.8333333333
                 63     1.2500000000        0.8333333333
                 64     1.2500000000        0.8333333333
                 65     1.2500000000        0.8333333333
                 66     1.2500000000        0.8333333333
                 67     1.2500000000        0.8333333333
                 68     1.2500000000        0.8333333333
                 69     1.2500000000        0.8333333333
                 70     1.2500000000        0.8333333333
                 71     1.2500000000        0.8333333333
                 72     1.2500000000        0.8333333333
                 73     0.4166666667        0.0000000000
                 74     0.4166666667        0.0000000000
                 75     0.4166666667        0.0000000000
                 76     0.4166666667        0.0000000000
                 77     0.4166666667        0.0000000000
                 78     0.4166666667        0.0000000000
                 79     0.4166666667        0.0000000000
                 80     0.4166666667        0.0000000000
                 81     0.4166666667        0.0000000000
                 82     0.4166666667        0.0000000000
                 83     0.4166666667        0.0000000000
                 84     0.4166666667        0.0000000000
                 85     0.0000000000        0.0000000000
 --------------------------------------------------------

As of 6/14/2006
-------------------------------------------------
    Payment Date        LIBOR_1MO    LIBOR_6MO
-------------------------------------------------
            7/25/2006       5.31200      5.51500
            8/25/2006       5.40500      5.55200
            9/25/2006       5.46800      5.56600
           10/25/2006       5.50400      5.56600
           11/25/2006       5.50600      5.55800
           12/25/2006       5.49600      5.54600
            1/25/2007       5.54100      5.53400
            2/25/2007       5.48500      5.50900
            3/25/2007       5.46700      5.48800
            4/25/2007       5.45600      5.47000
            5/25/2007       5.44000      5.45100
            6/25/2007       5.42000      5.43300
            7/25/2007       5.39200      5.41500
            8/25/2007       5.37200      5.40700
            9/25/2007       5.35700      5.39500
           10/25/2007       5.34400      5.38800
           11/25/2007       5.33200      5.38300
           12/25/2007       5.32500      5.37900
            1/25/2008       5.34100      5.37900
            2/25/2008       5.31100      5.37500
            3/25/2008       5.31100      5.37700
            4/25/2008       5.31300      5.37900
            5/25/2008       5.31400      5.38100
            6/25/2008       5.31900      5.38400
            7/25/2008       5.32000      5.38700
            8/25/2008       5.32200      5.39400
            9/25/2008       5.32300      5.39700
           10/25/2008       5.32600      5.40100
           11/25/2008       5.33000      5.40700
           12/25/2008       5.33500      5.41300
            1/25/2009       5.36500      5.42000
            2/25/2009       5.34500      5.42300
            3/25/2009       5.35000      5.43100
            4/25/2009       5.35900      5.44000
            5/25/2009       5.36600      5.44900
            6/25/2009       5.37600      5.45700
            7/25/2009       5.38500      5.46600
            8/25/2009       5.39400      5.47900
            9/25/2009       5.40100      5.48500
           10/25/2009       5.40800      5.48900
           11/25/2009       5.41500      5.49500
           12/25/2009       5.42200      5.49900
            1/25/2010       5.47000      5.50400
            2/25/2010       5.43000      5.49900
            3/25/2010       5.43200      5.50200
            4/25/2010       5.43700      5.50800
            5/25/2010       5.43900      5.51100
            6/25/2010       5.44500      5.51600
            7/25/2010       5.44900      5.52100
            8/25/2010       5.45400      5.52900
            9/25/2010       5.46000      5.53300
           10/25/2010       5.46300      5.53600
           11/25/2010       5.46800      5.53900
           12/25/2010       5.47200      5.54200
            1/25/2011       5.50300      5.54500
            2/25/2011       5.47800      5.54200
            3/25/2011       5.47900      5.54500
            4/25/2011       5.48400      5.55000
            5/25/2011       5.48500      5.55200
            6/25/2011       5.49500      5.55500
            7/25/2011       5.49700      5.55900
            8/25/2011       5.50000      5.56700
            9/25/2011       5.50400      5.57100
           10/25/2011       5.50600      5.57200
           11/25/2011       5.50900      5.57500
           12/25/2011       5.51300      5.57800
            1/25/2012       5.54600      5.58100
            2/25/2012       5.51900      5.57800
            3/25/2012       5.52000      5.58100
            4/25/2012       5.52300      5.58400
            5/25/2012       5.52500      5.58600
            6/25/2012       5.52800      5.59000
            7/25/2012       5.53100      5.59300
            8/25/2012       5.53500      5.59800
            9/25/2012       5.53700      5.60100
           10/25/2012       5.53900      5.60200
           11/25/2012       5.54300      5.60600
           12/25/2012       5.54500      5.60900
            1/25/2013       5.56300      5.61200
            2/25/2013       5.55100      5.61100
            3/25/2013       5.55200      5.61500
            4/25/2013       5.55600      5.61900
            5/25/2013       5.56000      5.62100
            6/25/2013       5.55900      5.62600
            7/25/2013       5.56200      5.62800
            8/25/2013       5.56600      5.63400
            9/25/2013       5.56800      5.63600
           10/25/2013       5.57100      5.63800
           11/25/2013       5.57400      5.64100
           12/25/2013       5.57700      5.64400
            1/25/2014       5.59400      5.64700
            2/25/2014       5.58300      5.64700
            3/25/2014       5.58400      5.65000
            4/25/2014       5.58800      5.65300
            5/25/2014       5.59100      5.65700
            6/25/2014       5.59300      5.66000
            7/25/2014       5.59500      5.66300
            8/25/2014       5.59900      5.66700
            9/25/2014       5.60200      5.67000
           10/25/2014       5.60500      5.67100
           11/25/2014       5.60800      5.67400
           12/25/2014       5.61100      5.67700
            1/25/2015       5.62600      5.67900
            2/25/2015       5.61500      5.67900
            3/25/2015       5.61600      5.68100
            4/25/2015       5.62000      5.68400
            5/25/2015       5.62100      5.68600
            6/25/2015       5.62300      5.68900
            7/25/2015       5.62600      5.69300
            8/25/2015       5.62800      5.69400
            9/25/2015       5.63000      5.69600
           10/25/2015       5.63300      5.70000
           11/25/2015       5.63600      5.70100
           12/25/2015       5.63900      5.70300
            1/25/2016       5.64000      5.70700
            2/25/2016       5.64300      5.70800
            3/25/2016       5.64600      5.71100
            4/25/2016       5.64800      5.71600
            5/25/2016       5.65000      5.71800
            6/25/2016       5.69100      5.72100
            7/25/2016       5.69300      5.72500
            8/25/2016       5.69600      5.72700
            9/25/2016       5.70000      5.73100
           10/25/2016       5.70200      5.73100
           11/25/2016       5.70500      5.73300
           12/25/2016       5.70800      5.73400
            1/25/2017       5.71000      5.73700
            2/25/2017       5.71200      5.73700
            3/25/2017       5.71100      5.74000
            4/25/2017       5.71400      5.74200
            5/25/2017       5.71500      5.74300
            6/25/2017       5.71600      5.74600
            7/25/2017       5.71700      5.74700
            8/25/2017       5.72000      5.74900
            9/25/2017       5.72200      5.75100
           10/25/2017       5.72300      5.75100
           11/25/2017       5.72600      5.75200
           12/25/2017       5.72600      5.75400
            1/25/2018       5.72900      5.75500
            2/25/2018       5.73000      5.75500
            3/25/2018       5.72900      5.75700
            4/25/2018       5.73100      5.75900
            5/25/2018       5.73200      5.76000
            6/25/2018       5.73400      5.76200
            7/25/2018       5.73500      5.76400
            8/25/2018       5.73800      5.76400
            9/25/2018       5.73800      5.76600
           10/25/2018       5.73900      5.76500
           11/25/2018       5.74100      5.76600
           12/25/2018       5.74200      5.76700
            1/25/2019       5.74300      5.76700
            2/25/2019       5.74300      5.76700
            3/25/2019       5.74200      5.76900
            4/25/2019       5.74400      5.77000
            5/25/2019       5.74500      5.77000
            6/25/2019       5.74400      5.77200
            7/25/2019       5.74500      5.77300
            8/25/2019       5.74800      5.77400
            9/25/2019       5.74800      5.77300
           10/25/2019       5.74800      5.77300
           11/25/2019       5.74900      5.77400
           12/25/2019       5.75000      5.77300
            1/25/2020       5.74900      5.77300
            2/25/2020       5.74900      5.77100
            3/25/2020       5.74800      5.77000
            4/25/2020       5.74900      5.77100
            5/25/2020       5.74600      5.77000
            6/25/2020       5.74600      5.77000
            7/25/2020       5.74600      5.77100
            8/25/2020       5.74600      5.76900
            9/25/2020       5.74500      5.76900
           10/25/2020       5.74500      5.76700
           11/25/2020       5.74500      5.76600
           12/25/2020       5.74600      5.76500
            1/25/2021       5.74300      5.76400
            2/25/2021       5.74200      5.76300
            3/25/2021       5.74000      5.76100
            4/25/2021       5.74100      5.76200
            5/25/2021       5.73800      5.76000
            6/25/2021       5.70600      5.76000
            7/25/2021       5.70500      5.76000
            8/25/2021       5.70500      5.75800
            9/25/2021       5.70500      5.75800
           10/25/2021       5.70300      5.75600
           11/25/2021       5.70300      5.75600
           12/25/2021       5.70300      5.75400
            1/25/2022       5.70100      5.75400
            2/25/2022       5.70100      5.75300
            3/25/2022       5.69900      5.75200
            4/25/2022       5.69900      5.75300
            5/25/2022       5.69800      5.75100
            6/25/2022       5.69900      5.75000
            7/25/2022       5.69600      5.74900
            8/25/2022       5.69600      5.74800
            9/25/2022       5.69500      5.74800
           10/25/2022       5.69300      5.74500
           11/25/2022       5.69300      5.74400
           12/25/2022       5.69300      5.74300
            1/25/2023       5.69200      5.74200
            2/25/2023       5.69100      5.74000
            3/25/2023       5.68700      5.74000
            4/25/2023       5.68700      5.73900
            5/25/2023       5.68600      5.73700
            6/25/2023       5.68500      5.73700
            7/25/2023       5.68300      5.73500
            8/25/2023       5.68200      5.73400
            9/25/2023       5.68100      5.73300
           10/25/2023       5.67900      5.73000
           11/25/2023       5.67900      5.72900
           12/25/2023       5.67600      5.72700
            1/25/2024       5.67600      5.72600
            2/25/2024       5.67400      5.72400
            3/25/2024       5.67100      5.72200
            4/25/2024       5.67100      5.72100
            5/25/2024       5.67000      5.71900
            6/25/2024       5.66800      5.71800
            7/25/2024       5.66600      5.71600
            8/25/2024       5.66500      5.71500
            9/25/2024       5.66200      5.71200
           10/25/2024       5.66000      5.70900
           11/25/2024       5.65900      5.70800
           12/25/2024       5.65800      5.70600
            1/25/2025       5.65500      5.70400
            2/25/2025       5.65300      5.70200
            3/25/2025       5.65000      5.70000
            4/25/2025       5.65000      5.69900
            5/25/2025       5.64800      5.69700
            6/25/2025       5.64600      5.69500
            7/25/2025       5.64300      5.69300
            8/25/2025       5.64200      5.69000
            9/25/2025       5.64000      5.68800
           10/25/2025       5.63800      5.68400
           11/25/2025       5.63600      5.68200
           12/25/2025       5.63400      5.68000
            1/25/2026       5.63100      5.67700
            2/25/2026       5.62900      5.67500
            3/25/2026       5.62500      5.67200
            4/25/2026       5.62500      5.67100
            5/25/2026       5.62100      5.66800
            6/25/2026       5.61900      5.66600
            7/25/2026       5.61700      5.66500
            8/25/2026       5.61400      5.66200
            9/25/2026       5.61200      5.65900
           10/25/2026       5.61000      5.65600
           11/25/2026       5.60700      5.65400
           12/25/2026       5.60600      5.65100
            1/25/2027       5.60300      5.64900
            2/25/2027       5.60100      5.64700
            3/25/2027       5.59700      5.64400
            4/25/2027       5.59700      5.64400
            5/25/2027       5.59400      5.64100
            6/25/2027       5.59200      5.63900
            7/25/2027       5.59000      5.63800
            8/25/2027       5.58800      5.63500
            9/25/2027       5.58600      5.63300
           10/25/2027       5.58300      5.63000
           11/25/2027       5.58200      5.62900
           12/25/2027       5.58100      5.62600
            1/25/2028       5.57800      5.62400
            2/25/2028       5.57600      5.62200
            3/25/2028       5.57400      5.62000
            4/25/2028       5.57200      5.61900
            5/25/2028       5.57000      5.61700
            6/25/2028       5.56900      5.61700
            7/25/2028       5.56600      5.61400
            8/25/2028       5.56500      5.61200
            9/25/2028       5.56300      5.61100
           10/25/2028       5.56100      5.60800
           11/25/2028       5.56000      5.60600
           12/25/2028       5.55700      5.60500
            1/25/2029       5.55700      5.60300
            2/25/2029       5.55500      5.60100
            3/25/2029       5.55200      5.60000
            4/25/2029       5.55100      5.59900
            5/25/2029       5.55000      5.59700
            6/25/2029       5.54800      5.59700
            7/25/2029       5.54700      5.59500
            8/25/2029       5.54700      5.59300
            9/25/2029       5.54400      5.59200
           10/25/2029       5.54200      5.58900
           11/25/2029       5.54200      5.58900
           12/25/2029       5.54000      5.58800
            1/25/2030       5.53900      5.58600
            2/25/2030       5.53700      5.58400
            3/25/2030       5.53500      5.58400
            4/25/2030       5.53500      5.58300
            5/25/2030       5.53400      5.58200
            6/25/2030       5.53200      5.58100
            7/25/2030       5.53100      5.58000
            8/25/2030       5.53100      5.58000
            9/25/2030       5.52900      5.57800
           10/25/2030       5.52800      5.57500
           11/25/2030       5.52700      5.57500
           12/25/2030       5.52600      5.57400
            1/25/2031       5.52500      5.57300
            2/25/2031       5.52400      5.57200
            3/25/2031       5.52200      5.57000
            4/25/2031       5.52200      5.57000
            5/25/2031       5.52200      5.56900
            6/25/2031       5.52000      5.56600
            7/25/2031       5.51800      5.56600
            8/25/2031       5.51700      5.56300
            9/25/2031       5.51500      5.56000
           10/25/2031       5.51300      5.55800
           11/25/2031       5.51100      5.55600
           12/25/2031       5.51000      5.55400
            1/25/2032       5.50700      5.55200
            2/25/2032       5.50500      5.55000
            3/25/2032       5.50200      5.54800
            4/25/2032       5.50200      5.54800
            5/25/2032       5.49900      5.54500
            6/25/2032       5.49800      5.54400
            7/25/2032       5.49600      5.54300
            8/25/2032       5.49400      5.54000
            9/25/2032       5.49300      5.53900
           10/25/2032       5.49000      5.53600
           11/25/2032       5.48900      5.53500
           12/25/2032       5.48900      5.53300
            1/25/2033       5.48700      5.53200
            2/25/2033       5.48500      5.53000
            3/25/2033       5.48200      5.52800
            4/25/2033       5.48200      5.52900
            5/25/2033       5.48000      5.52600
            6/25/2033       5.48000      5.52500
            7/25/2033       5.47700      5.52400
            8/25/2033       5.47600      5.52300
            9/25/2033       5.47500      5.52200
           10/25/2033       5.47300      5.51900
           11/25/2033       5.47200      5.51800
           12/25/2033       5.47200      5.51700
            1/25/2034       5.47100      5.51600
            2/25/2034       5.46900      5.51400
            3/25/2034       5.46600      5.51400
            4/25/2034       5.46600      5.51300
            5/25/2034       5.46500      5.51200
            6/25/2034       5.46500      5.51200
            7/25/2034       5.46300      5.51000
            8/25/2034       5.46200      5.50900
            9/25/2034       5.46100      5.50900
           10/25/2034       5.46000      5.50700
           11/25/2034       5.46000      5.50600
           12/25/2034       5.45800      5.50500
            1/25/2035       5.45800      5.50400
            2/25/2035       5.45700      5.50300
            3/25/2035       5.45500      5.50300
            4/25/2035       5.45500      5.50300
            5/25/2035       5.45400      5.50200
            6/25/2035       5.45400      5.50200
            7/25/2035       5.45300      5.50100
            8/25/2035       5.45300      5.50000
            9/25/2035       5.45200      5.50000
           10/25/2035       5.45100      5.49900
           11/25/2035       5.45100      5.49800
           12/25/2035       5.45000      5.49800
            1/25/2036       5.45000      5.49800
            2/25/2036       5.44900      5.49700
            3/25/2036       5.44800      5.49600
            4/25/2036       5.44900      5.49700
            5/25/2036       5.44800      5.49600
            6/25/2036       5.44800      5.49500
-------------------------------------------------

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAMP 2006-NC2

      Breakeven stress run to the first dollar of loss

      Modeling assumptions:

            o     70% loss severity;
            o     12 month lag;
            o     Servicer advances P&I;
            o     Failing triggers;
            o     Run to maturity;
            o     LIBOR scenarios as indicated;
            o     Prepayment Assumptions as indicated.


            Prepayment Speed                                              75% Pricing Speed
                               -----------------------------------------------------------------------------------------------------
                                  Fwd LIBOR                 Fwd LIBOR+100bps         Fwd LIBOR+200bps           Fwd LIBOR-100bps
------------------------------------------------------------------------------------------------------------------------------------
Class M-6   CDR (%)                               6.87                      6.61                      6.29                      7.06
            WAL                                  14.61                     14.72                     14.80                     14.46
            Discount Margin                         52                        52                        53                        54
            Total Collat Loss
            (Tranche Life)     134,760,076.97 (15.29%)   130,572,195.45 (14.81%)   125,307,406.79 (14.22%)   137,742,911.35 (15.63%)
------------------------------------------------------------------------------------------------------------------------------------


            Prepayment Speed                                           100% Pricing Speed
                               -----------------------------------------------------------------------------------------------------
                                      Fwd LIBOR             Fwd LIBOR+100bps         Fwd LIBOR+200bps           Fwd LIBOR-100bps
------------------------------------------------------------------------------------------------------------------------------------
Class M-6   CDR (%)                               6.98                      6.80                      6.57                      7.10
            WAL                                  11.23                     11.28                     11.32                     11.21
            Discount Margin                         53                        52                        52                        53
            Total Collat Loss
            (Tranche Life)     108,130,614.19 (12.27%)   105,708,024.64 (11.99%)   102,574,588.00 (11.64%)   109,717,149.57 (12.45%)
------------------------------------------------------------------------------------------------------------------------------------


            Prepayment Speed                                        125% Pricing Speed
                               -------------------------------------------------------------------------------------------------
                                     Fwd LIBOR            Fwd LIBOR+100bps        Fwd LIBOR+200bps         Fwd LIBOR-100bps
--------------------------------------------------------------------------------------------------------------------------------
Class M-6   CDR (%)                               7.18                     7.12                     7.01                    7.20
            WAL                                   8.89                     8.93                     8.92                    8.93
            Discount Margin                         55                       52                       53                      53
            Total Collat Loss
            (Tranche Life)      91,266,047.47 (10.35%)   90,584,699.72 (10.28%)   89,321,013.63 (10.13%)  91,481,034.16 (10.38%)
--------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAMP 2006-NC2

                          Fwd Curve       Fwd Curve       Fwd Curve
          Fwd Curve        +100bps         +200bps         -100bps
        -------------   -------------   -------------   -------------
Month    1mL     6ml     1mL     6ml     1mL     6ml     1mL     6ml
    1   5.312   5.515   6.312   6.515   7.312   7.515   4.312   4.515
    2   5.405   5.552   6.405   6.552   7.405   7.552   4.405   4.552
    3   5.468   5.566   6.468   6.566   7.468   7.566   4.468   4.566
    4   5.504   5.566   6.504   6.566   7.504   7.566   4.504   4.566
    5   5.506   5.558   6.506   6.558   7.506   7.558   4.506   4.558
    6   5.496   5.546   6.496   6.546   7.496   7.546   4.496   4.546
    7   5.541   5.534   6.541   6.534   7.541   7.534   4.541   4.534
    8   5.485   5.509   6.485   6.509   7.485   7.509   4.485   4.509
    9   5.467   5.488   6.467   6.488   7.467   7.488   4.467   4.488
   10   5.456   5.470   6.456   6.470   7.456   7.470   4.456   4.470
   11   5.440   5.451   6.440   6.451   7.440   7.451   4.440   4.451
   12   5.420   5.433   6.420   6.433   7.420   7.433   4.420   4.433
   13   5.392   5.415   6.392   6.415   7.392   7.415   4.392   4.415
   14   5.372   5.407   6.372   6.407   7.372   7.407   4.372   4.407
   15   5.357   5.395   6.357   6.395   7.357   7.395   4.357   4.395
   16   5.344   5.388   6.344   6.388   7.344   7.388   4.344   4.388
   17   5.332   5.383   6.332   6.383   7.332   7.383   4.332   4.383
   18   5.325   5.379   6.325   6.379   7.325   7.379   4.325   4.379
   19   5.341   5.379   6.341   6.379   7.341   7.379   4.341   4.379
   20   5.311   5.375   6.311   6.375   7.311   7.375   4.311   4.375
   21   5.311   5.377   6.311   6.377   7.311   7.377   4.311   4.377
   22   5.313   5.379   6.313   6.379   7.313   7.379   4.313   4.379
   23   5.314   5.381   6.314   6.381   7.314   7.381   4.314   4.381
   24   5.319   5.384   6.319   6.384   7.319   7.384   4.319   4.384
   25   5.320   5.387   6.320   6.387   7.320   7.387   4.320   4.387
   26   5.322   5.394   6.322   6.394   7.322   7.394   4.322   4.394
   27   5.323   5.397   6.323   6.397   7.323   7.397   4.323   4.397
   28   5.326   5.401   6.326   6.401   7.326   7.401   4.326   4.401
   29   5.330   5.407   6.330   6.407   7.330   7.407   4.330   4.407
   30   5.335   5.413   6.335   6.413   7.335   7.413   4.335   4.413
   31   5.365   5.420   6.365   6.420   7.365   7.420   4.365   4.420
   32   5.345   5.423   6.345   6.423   7.345   7.423   4.345   4.423
   33   5.350   5.431   6.350   6.431   7.350   7.431   4.350   4.431
   34   5.359   5.440   6.359   6.440   7.359   7.440   4.359   4.440
   35   5.366   5.449   6.366   6.449   7.366   7.449   4.366   4.449
   36   5.376   5.457   6.376   6.457   7.376   7.457   4.376   4.457
   37   5.385   5.466   6.385   6.466   7.385   7.466   4.385   4.466
   38   5.394   5.479   6.394   6.479   7.394   7.479   4.394   4.479
   39   5.401   5.485   6.401   6.485   7.401   7.485   4.401   4.485
   40   5.408   5.489   6.408   6.489   7.408   7.489   4.408   4.489
   41   5.415   5.495   6.415   6.495   7.415   7.495   4.415   4.495
   42   5.422   5.499   6.422   6.499   7.422   7.499   4.422   4.499
   43   5.470   5.504   6.470   6.504   7.470   7.504   4.470   4.504
   44   5.430   5.499   6.430   6.499   7.430   7.499   4.430   4.499
   45   5.432   5.502   6.432   6.502   7.432   7.502   4.432   4.502
   46   5.437   5.508   6.437   6.508   7.437   7.508   4.437   4.508
   47   5.439   5.511   6.439   6.511   7.439   7.511   4.439   4.511
   48   5.445   5.516   6.445   6.516   7.445   7.516   4.445   4.516
   49   5.449   5.521   6.449   6.521   7.449   7.521   4.449   4.521
   50   5.454   5.529   6.454   6.529   7.454   7.529   4.454   4.529
   51   5.460   5.533   6.460   6.533   7.460   7.533   4.460   4.533
   52   5.463   5.536   6.463   6.536   7.463   7.536   4.463   4.536
   53   5.468   5.539   6.468   6.539   7.468   7.539   4.468   4.539
   54   5.472   5.542   6.472   6.542   7.472   7.542   4.472   4.542
   55   5.503   5.545   6.503   6.545   7.503   7.545   4.503   4.545
   56   5.478   5.542   6.478   6.542   7.478   7.542   4.478   4.542
   57   5.479   5.545   6.479   6.545   7.479   7.545   4.479   4.545
   58   5.484   5.550   6.484   6.550   7.484   7.550   4.484   4.550
   59   5.485   5.552   6.485   6.552   7.485   7.552   4.485   4.552
   60   5.495   5.555   6.495   6.555   7.495   7.555   4.495   4.555
   61   5.497   5.559   6.497   6.559   7.497   7.559   4.497   4.559
   62   5.500   5.567   6.500   6.567   7.500   7.567   4.500   4.567
   63   5.504   5.571   6.504   6.571   7.504   7.571   4.504   4.571
   64   5.506   5.572   6.506   6.572   7.506   7.572   4.506   4.572
   65   5.509   5.575   6.509   6.575   7.509   7.575   4.509   4.575
   66   5.513   5.578   6.513   6.578   7.513   7.578   4.513   4.578
   67   5.546   5.581   6.546   6.581   7.546   7.581   4.546   4.581
   68   5.519   5.578   6.519   6.578   7.519   7.578   4.519   4.578
   69   5.520   5.581   6.520   6.581   7.520   7.581   4.520   4.581
   70   5.523   5.584   6.523   6.584   7.523   7.584   4.523   4.584
   71   5.525   5.586   6.525   6.586   7.525   7.586   4.525   4.586
   72   5.528   5.590   6.528   6.590   7.528   7.590   4.528   4.590
   73   5.531   5.593   6.531   6.593   7.531   7.593   4.531   4.593
   74   5.535   5.598   6.535   6.598   7.535   7.598   4.535   4.598
   75   5.537   5.601   6.537   6.601   7.537   7.601   4.537   4.601
   76   5.539   5.602   6.539   6.602   7.539   7.602   4.539   4.602
   77   5.543   5.606   6.543   6.606   7.543   7.606   4.543   4.606
   78   5.545   5.609   6.545   6.609   7.545   7.609   4.545   4.609
   79   5.563   5.612   6.563   6.612   7.563   7.612   4.563   4.612
   80   5.551   5.611   6.551   6.611   7.551   7.611   4.551   4.611
   81   5.552   5.615   6.552   6.615   7.552   7.615   4.552   4.615
   82   5.556   5.619   6.556   6.619   7.556   7.619   4.556   4.619
   83   5.560   5.621   6.560   6.621   7.560   7.621   4.560   4.621
   84   5.559   5.626   6.559   6.626   7.559   7.626   4.559   4.626
   85   5.562   5.628   6.562   6.628   7.562   7.628   4.562   4.628
   86   5.566   5.634   6.566   6.634   7.566   7.634   4.566   4.634
   87   5.568   5.636   6.568   6.636   7.568   7.636   4.568   4.636
   88   5.571   5.638   6.571   6.638   7.571   7.638   4.571   4.638
   89   5.574   5.641   6.574   6.641   7.574   7.641   4.574   4.641
   90   5.577   5.644   6.577   6.644   7.577   7.644   4.577   4.644
   91   5.594   5.647   6.594   6.647   7.594   7.647   4.594   4.647
   92   5.583   5.647   6.583   6.647   7.583   7.647   4.583   4.647
   93   5.584   5.650   6.584   6.650   7.584   7.650   4.584   4.650
   94   5.588   5.653   6.588   6.653   7.588   7.653   4.588   4.653
   95   5.591   5.657   6.591   6.657   7.591   7.657   4.591   4.657
   96   5.593   5.660   6.593   6.660   7.593   7.660   4.593   4.660
   97   5.595   5.663   6.595   6.663   7.595   7.663   4.595   4.663
   98   5.599   5.667   6.599   6.667   7.599   7.667   4.599   4.667
   99   5.602   5.670   6.602   6.670   7.602   7.670   4.602   4.670
  100   5.605   5.671   6.605   6.671   7.605   7.671   4.605   4.671
  101   5.608   5.674   6.608   6.674   7.608   7.674   4.608   4.674
  102   5.611   5.677   6.611   6.677   7.611   7.677   4.611   4.677
  103   5.626   5.679   6.626   6.679   7.626   7.679   4.626   4.679
  104   5.615   5.679   6.615   6.679   7.615   7.679   4.615   4.679
  105   5.616   5.681   6.616   6.681   7.616   7.681   4.616   4.681
  106   5.620   5.684   6.620   6.684   7.620   7.684   4.620   4.684
  107   5.621   5.686   6.621   6.686   7.621   7.686   4.621   4.686
  108   5.623   5.689   6.623   6.689   7.623   7.689   4.623   4.689
  109   5.626   5.693   6.626   6.693   7.626   7.693   4.626   4.693
  110   5.628   5.694   6.628   6.694   7.628   7.694   4.628   4.694
  111   5.630   5.696   6.630   6.696   7.630   7.696   4.630   4.696
  112   5.633   5.700   6.633   6.700   7.633   7.700   4.633   4.700
  113   5.636   5.701   6.636   6.701   7.636   7.701   4.636   4.701
  114   5.639   5.703   6.639   6.703   7.639   7.703   4.639   4.703
  115   5.640   5.707   6.640   6.707   7.640   7.707   4.640   4.707
  116   5.643   5.708   6.643   6.708   7.643   7.708   4.643   4.708
  117   5.646   5.711   6.646   6.711   7.646   7.711   4.646   4.711
  118   5.648   5.716   6.648   6.716   7.648   7.716   4.648   4.716
  119   5.650   5.718   6.650   6.718   7.650   7.718   4.650   4.718
  120   5.691   5.721   6.691   6.721   7.691   7.721   4.691   4.721
  121   5.693   5.725   6.693   6.725   7.693   7.725   4.693   4.725
  122   5.696   5.727   6.696   6.727   7.696   7.727   4.696   4.727
  123   5.700   5.731   6.700   6.731   7.700   7.731   4.700   4.731
  124   5.702   5.731   6.702   6.731   7.702   7.731   4.702   4.731
  125   5.705   5.733   6.705   6.733   7.705   7.733   4.705   4.733
  126   5.708   5.734   6.708   6.734   7.708   7.734   4.708   4.734
  127   5.710   5.737   6.710   6.737   7.710   7.737   4.710   4.737
  128   5.712   5.737   6.712   6.737   7.712   7.737   4.712   4.737
  129   5.711   5.740   6.711   6.740   7.711   7.740   4.711   4.740
  130   5.714   5.742   6.714   6.742   7.714   7.742   4.714   4.742
  131   5.715   5.743   6.715   6.743   7.715   7.743   4.715   4.743
  132   5.716   5.746   6.716   6.746   7.716   7.746   4.716   4.746
  133   5.717   5.747   6.717   6.747   7.717   7.747   4.717   4.747
  134   5.720   5.749   6.720   6.749   7.720   7.749   4.720   4.749
  135   5.722   5.751   6.722   6.751   7.722   7.751   4.722   4.751
  136   5.723   5.751   6.723   6.751   7.723   7.751   4.723   4.751
  137   5.726   5.752   6.726   6.752   7.726   7.752   4.726   4.752
  138   5.726   5.754   6.726   6.754   7.726   7.754   4.726   4.754
  139   5.729   5.755   6.729   6.755   7.729   7.755   4.729   4.755
  140   5.730   5.755   6.730   6.755   7.730   7.755   4.730   4.755
  141   5.729   5.757   6.729   6.757   7.729   7.757   4.729   4.757
  142   5.731   5.759   6.731   6.759   7.731   7.759   4.731   4.759
  143   5.732   5.760   6.732   6.760   7.732   7.760   4.732   4.760
  144   5.734   5.762   6.734   6.762   7.734   7.762   4.734   4.762
  145   5.735   5.764   6.735   6.764   7.735   7.764   4.735   4.764
  146   5.738   5.764   6.738   6.764   7.738   7.764   4.738   4.764
  147   5.738   5.766   6.738   6.766   7.738   7.766   4.738   4.766
  148   5.739   5.765   6.739   6.765   7.739   7.765   4.739   4.765
  149   5.741   5.766   6.741   6.766   7.741   7.766   4.741   4.766
  150   5.742   5.767   6.742   6.767   7.742   7.767   4.742   4.767
  151   5.743   5.767   6.743   6.767   7.743   7.767   4.743   4.767
  152   5.743   5.767   6.743   6.767   7.743   7.767   4.743   4.767
  153   5.742   5.769   6.742   6.769   7.742   7.769   4.742   4.769
  154   5.744   5.770   6.744   6.770   7.744   7.770   4.744   4.770
  155   5.745   5.770   6.745   6.770   7.745   7.770   4.745   4.770
  156   5.744   5.772   6.744   6.772   7.744   7.772   4.744   4.772
  157   5.745   5.773   6.745   6.773   7.745   7.773   4.745   4.773
  158   5.748   5.774   6.748   6.774   7.748   7.774   4.748   4.774
  159   5.748   5.773   6.748   6.773   7.748   7.773   4.748   4.773
  160   5.748   5.773   6.748   6.773   7.748   7.773   4.748   4.773
  161   5.749   5.774   6.749   6.774   7.749   7.774   4.749   4.774
  162   5.750   5.773   6.750   6.773   7.750   7.773   4.750   4.773
  163   5.749   5.773   6.749   6.773   7.749   7.773   4.749   4.773
  164   5.749   5.771   6.749   6.771   7.749   7.771   4.749   4.771
  165   5.748   5.770   6.748   6.770   7.748   7.770   4.748   4.770
  166   5.749   5.771   6.749   6.771   7.749   7.771   4.749   4.771
  167   5.746   5.770   6.746   6.770   7.746   7.770   4.746   4.770
  168   5.746   5.770   6.746   6.770   7.746   7.770   4.746   4.770
  169   5.746   5.771   6.746   6.771   7.746   7.771   4.746   4.771
  170   5.746   5.769   6.746   6.769   7.746   7.769   4.746   4.769
  171   5.745   5.769   6.745   6.769   7.745   7.769   4.745   4.769
  172   5.745   5.767   6.745   6.767   7.745   7.767   4.745   4.767
  173   5.745   5.766   6.745   6.766   7.745   7.766   4.745   4.766
  174   5.746   5.765   6.746   6.765   7.746   7.765   4.746   4.765
  175   5.743   5.764   6.743   6.764   7.743   7.764   4.743   4.764
  176   5.742   5.763   6.742   6.763   7.742   7.763   4.742   4.763
  177   5.740   5.761   6.740   6.761   7.740   7.761   4.740   4.761
  178   5.741   5.762   6.741   6.762   7.741   7.762   4.741   4.762
  179   5.738   5.760   6.738   6.760   7.738   7.760   4.738   4.760
  180   5.706   5.760   6.706   6.760   7.706   7.760   4.706   4.760
  181   5.705   5.760   6.705   6.760   7.705   7.760   4.705   4.760
  182   5.705   5.758   6.705   6.758   7.705   7.758   4.705   4.758
  183   5.705   5.758   6.705   6.758   7.705   7.758   4.705   4.758
  184   5.703   5.756   6.703   6.756   7.703   7.756   4.703   4.756
  185   5.703   5.756   6.703   6.756   7.703   7.756   4.703   4.756
  186   5.703   5.754   6.703   6.754   7.703   7.754   4.703   4.754
  187   5.701   5.754   6.701   6.754   7.701   7.754   4.701   4.754
  188   5.701   5.753   6.701   6.753   7.701   7.753   4.701   4.753
  189   5.699   5.752   6.699   6.752   7.699   7.752   4.699   4.752
  190   5.699   5.753   6.699   6.753   7.699   7.753   4.699   4.753
  191   5.698   5.751   6.698   6.751   7.698   7.751   4.698   4.751
  192   5.699   5.750   6.699   6.750   7.699   7.750   4.699   4.750
  193   5.696   5.749   6.696   6.749   7.696   7.749   4.696   4.749
  194   5.696   5.748   6.696   6.748   7.696   7.748   4.696   4.748
  195   5.695   5.748   6.695   6.748   7.695   7.748   4.695   4.748
  196   5.693   5.745   6.693   6.745   7.693   7.745   4.693   4.745
  197   5.693   5.744   6.693   6.744   7.693   7.744   4.693   4.744
  198   5.693   5.743   6.693   6.743   7.693   7.743   4.693   4.743
  199   5.692   5.742   6.692   6.742   7.692   7.742   4.692   4.742
  200   5.691   5.740   6.691   6.740   7.691   7.740   4.691   4.740
  201   5.687   5.740   6.687   6.740   7.687   7.740   4.687   4.740
  202   5.687   5.739   6.687   6.739   7.687   7.739   4.687   4.739
  203   5.686   5.737   6.686   6.737   7.686   7.737   4.686   4.737
  204   5.685   5.737   6.685   6.737   7.685   7.737   4.685   4.737
  205   5.683   5.735   6.683   6.735   7.683   7.735   4.683   4.735
  206   5.682   5.734   6.682   6.734   7.682   7.734   4.682   4.734
  207   5.681   5.733   6.681   6.733   7.681   7.733   4.681   4.733
  208   5.679   5.730   6.679   6.730   7.679   7.730   4.679   4.730
  209   5.679   5.729   6.679   6.729   7.679   7.729   4.679   4.729
  210   5.676   5.727   6.676   6.727   7.676   7.727   4.676   4.727
  211   5.676   5.726   6.676   6.726   7.676   7.726   4.676   4.726
  212   5.674   5.724   6.674   6.724   7.674   7.724   4.674   4.724
  213   5.671   5.722   6.671   6.722   7.671   7.722   4.671   4.722
  214   5.671   5.721   6.671   6.721   7.671   7.721   4.671   4.721
  215   5.670   5.719   6.670   6.719   7.670   7.719   4.670   4.719
  216   5.668   5.718   6.668   6.718   7.668   7.718   4.668   4.718
  217   5.666   5.716   6.666   6.716   7.666   7.716   4.666   4.716
  218   5.665   5.715   6.665   6.715   7.665   7.715   4.665   4.715
  219   5.662   5.712   6.662   6.712   7.662   7.712   4.662   4.712
  220   5.660   5.709   6.660   6.709   7.660   7.709   4.660   4.709
  221   5.659   5.708   6.659   6.708   7.659   7.708   4.659   4.708
  222   5.658   5.706   6.658   6.706   7.658   7.706   4.658   4.706
  223   5.655   5.704   6.655   6.704   7.655   7.704   4.655   4.704
  224   5.653   5.702   6.653   6.702   7.653   7.702   4.653   4.702
  225   5.650   5.700   6.650   6.700   7.650   7.700   4.650   4.700
  226   5.650   5.699   6.650   6.699   7.650   7.699   4.650   4.699
  227   5.648   5.697   6.648   6.697   7.648   7.697   4.648   4.697
  228   5.646   5.695   6.646   6.695   7.646   7.695   4.646   4.695
  229   5.643   5.693   6.643   6.693   7.643   7.693   4.643   4.693
  230   5.642   5.690   6.642   6.690   7.642   7.690   4.642   4.690
  231   5.640   5.688   6.640   6.688   7.640   7.688   4.640   4.688
  232   5.638   5.684   6.638   6.684   7.638   7.684   4.638   4.684
  233   5.636   5.682   6.636   6.682   7.636   7.682   4.636   4.682
  234   5.634   5.680   6.634   6.680   7.634   7.680   4.634   4.680
  235   5.631   5.677   6.631   6.677   7.631   7.677   4.631   4.677
  236   5.629   5.675   6.629   6.675   7.629   7.675   4.629   4.675
  237   5.625   5.672   6.625   6.672   7.625   7.672   4.625   4.672
  238   5.625   5.671   6.625   6.671   7.625   7.671   4.625   4.671
  239   5.621   5.668   6.621   6.668   7.621   7.668   4.621   4.668
  240   5.619   5.666   6.619   6.666   7.619   7.666   4.619   4.666
  241   5.617   5.665   6.617   6.665   7.617   7.665   4.617   4.665
  242   5.614   5.662   6.614   6.662   7.614   7.662   4.614   4.662
  243   5.612   5.659   6.612   6.659   7.612   7.659   4.612   4.659
  244   5.610   5.656   6.610   6.656   7.610   7.656   4.610   4.656
  245   5.607   5.654   6.607   6.654   7.607   7.654   4.607   4.654
  246   5.606   5.651   6.606   6.651   7.606   7.651   4.606   4.651
  247   5.603   5.649   6.603   6.649   7.603   7.649   4.603   4.649
  248   5.601   5.647   6.601   6.647   7.601   7.647   4.601   4.647
  249   5.597   5.644   6.597   6.644   7.597   7.644   4.597   4.644
  250   5.597   5.644   6.597   6.644   7.597   7.644   4.597   4.644
  251   5.594   5.641   6.594   6.641   7.594   7.641   4.594   4.641
  252   5.592   5.639   6.592   6.639   7.592   7.639   4.592   4.639
  253   5.590   5.638   6.590   6.638   7.590   7.638   4.590   4.638
  254   5.588   5.635   6.588   6.635   7.588   7.635   4.588   4.635
  255   5.586   5.633   6.586   6.633   7.586   7.633   4.586   4.633
  256   5.583   5.630   6.583   6.630   7.583   7.630   4.583   4.630
  257   5.582   5.629   6.582   6.629   7.582   7.629   4.582   4.629
  258   5.581   5.626   6.581   6.626   7.581   7.626   4.581   4.626
  259   5.578   5.624   6.578   6.624   7.578   7.624   4.578   4.624
  260   5.576   5.622   6.576   6.622   7.576   7.622   4.576   4.622
  261   5.574   5.620   6.574   6.620   7.574   7.620   4.574   4.620
  262   5.572   5.619   6.572   6.619   7.572   7.619   4.572   4.619
  263   5.570   5.617   6.570   6.617   7.570   7.617   4.570   4.617
  264   5.569   5.617   6.569   6.617   7.569   7.617   4.569   4.617
  265   5.566   5.614   6.566   6.614   7.566   7.614   4.566   4.614
  266   5.565   5.612   6.565   6.612   7.565   7.612   4.565   4.612
  267   5.563   5.611   6.563   6.611   7.563   7.611   4.563   4.611
  268   5.561   5.608   6.561   6.608   7.561   7.608   4.561   4.608
  269   5.560   5.606   6.560   6.606   7.560   7.606   4.560   4.606
  270   5.557   5.605   6.557   6.605   7.557   7.605   4.557   4.605
  271   5.557   5.603   6.557   6.603   7.557   7.603   4.557   4.603
  272   5.555   5.601   6.555   6.601   7.555   7.601   4.555   4.601
  273   5.552   5.600   6.552   6.600   7.552   7.600   4.552   4.600
  274   5.551   5.599   6.551   6.599   7.551   7.599   4.551   4.599
  275   5.550   5.597   6.550   6.597   7.550   7.597   4.550   4.597
  276   5.548   5.597   6.548   6.597   7.548   7.597   4.548   4.597
  277   5.547   5.595   6.547   6.595   7.547   7.595   4.547   4.595
  278   5.547   5.593   6.547   6.593   7.547   7.593   4.547   4.593
  279   5.544   5.592   6.544   6.592   7.544   7.592   4.544   4.592
  280   5.542   5.589   6.542   6.589   7.542   7.589   4.542   4.589
  281   5.542   5.589   6.542   6.589   7.542   7.589   4.542   4.589
  282   5.540   5.588   6.540   6.588   7.540   7.588   4.540   4.588
  283   5.539   5.586   6.539   6.586   7.539   7.586   4.539   4.586
  284   5.537   5.584   6.537   6.584   7.537   7.584   4.537   4.584
  285   5.535   5.584   6.535   6.584   7.535   7.584   4.535   4.584
  286   5.535   5.583   6.535   6.583   7.535   7.583   4.535   4.583
  287   5.534   5.582   6.534   6.582   7.534   7.582   4.534   4.582
  288   5.532   5.581   6.532   6.581   7.532   7.581   4.532   4.581
  289   5.531   5.580   6.531   6.580   7.531   7.580   4.531   4.580
  290   5.531   5.580   6.531   6.580   7.531   7.580   4.531   4.580
  291   5.529   5.578   6.529   6.578   7.529   7.578   4.529   4.578
  292   5.528   5.575   6.528   6.575   7.528   7.575   4.528   4.575
  293   5.527   5.575   6.527   6.575   7.527   7.575   4.527   4.575
  294   5.526   5.574   6.526   6.574   7.526   7.574   4.526   4.574
  295   5.525   5.573   6.525   6.573   7.525   7.573   4.525   4.573
  296   5.524   5.572   6.524   6.572   7.524   7.572   4.524   4.572
  297   5.522   5.570   6.522   6.570   7.522   7.570   4.522   4.570
  298   5.522   5.570   6.522   6.570   7.522   7.570   4.522   4.570
  299   5.522   5.569   6.522   6.569   7.522   7.569   4.522   4.569
  300   5.520   5.566   6.520   6.566   7.520   7.566   4.520   4.566
  301   5.518   5.566   6.518   6.566   7.518   7.566   4.518   4.566
  302   5.517   5.563   6.517   6.563   7.517   7.563   4.517   4.563
  303   5.515   5.560   6.515   6.560   7.515   7.560   4.515   4.560
  304   5.513   5.558   6.513   6.558   7.513   7.558   4.513   4.558
  305   5.511   5.556   6.511   6.556   7.511   7.556   4.511   4.556
  306   5.510   5.554   6.510   6.554   7.510   7.554   4.510   4.554
  307   5.507   5.552   6.507   6.552   7.507   7.552   4.507   4.552
  308   5.505   5.550   6.505   6.550   7.505   7.550   4.505   4.550
  309   5.502   5.548   6.502   6.548   7.502   7.548   4.502   4.548
  310   5.502   5.548   6.502   6.548   7.502   7.548   4.502   4.548
  311   5.499   5.545   6.499   6.545   7.499   7.545   4.499   4.545
  312   5.498   5.544   6.498   6.544   7.498   7.544   4.498   4.544
  313   5.496   5.543   6.496   6.543   7.496   7.543   4.496   4.543
  314   5.494   5.540   6.494   6.540   7.494   7.540   4.494   4.540
  315   5.493   5.539   6.493   6.539   7.493   7.539   4.493   4.539
  316   5.490   5.536   6.490   6.536   7.490   7.536   4.490   4.536
  317   5.489   5.535   6.489   6.535   7.489   7.535   4.489   4.535
  318   5.489   5.533   6.489   6.533   7.489   7.533   4.489   4.533
  319   5.487   5.532   6.487   6.532   7.487   7.532   4.487   4.532
  320   5.485   5.530   6.485   6.530   7.485   7.530   4.485   4.530
  321   5.482   5.528   6.482   6.528   7.482   7.528   4.482   4.528
  322   5.482   5.529   6.482   6.529   7.482   7.529   4.482   4.529
  323   5.480   5.526   6.480   6.526   7.480   7.526   4.480   4.526
  324   5.480   5.525   6.480   6.525   7.480   7.525   4.480   4.525
  325   5.477   5.524   6.477   6.524   7.477   7.524   4.477   4.524
  326   5.476   5.523   6.476   6.523   7.476   7.523   4.476   4.523
  327   5.475   5.522   6.475   6.522   7.475   7.522   4.475   4.522
  328   5.473   5.519   6.473   6.519   7.473   7.519   4.473   4.519
  329   5.472   5.518   6.472   6.518   7.472   7.518   4.472   4.518
  330   5.472   5.517   6.472   6.517   7.472   7.517   4.472   4.517
  331   5.471   5.516   6.471   6.516   7.471   7.516   4.471   4.516
  332   5.469   5.514   6.469   6.514   7.469   7.514   4.469   4.514
  333   5.466   5.514   6.466   6.514   7.466   7.514   4.466   4.514
  334   5.466   5.513   6.466   6.513   7.466   7.513   4.466   4.513
  335   5.465   5.512   6.465   6.512   7.465   7.512   4.465   4.512
  336   5.465   5.512   6.465   6.512   7.465   7.512   4.465   4.512
  337   5.463   5.510   6.463   6.510   7.463   7.510   4.463   4.510
  338   5.462   5.509   6.462   6.509   7.462   7.509   4.462   4.509
  339   5.461   5.509   6.461   6.509   7.461   7.509   4.461   4.509
  340   5.460   5.507   6.460   6.507   7.460   7.507   4.460   4.507
  341   5.460   5.506   6.460   6.506   7.460   7.506   4.460   4.506
  342   5.458   5.505   6.458   6.505   7.458   7.505   4.458   4.505
  343   5.458   5.504   6.458   6.504   7.458   7.504   4.458   4.504
  344   5.457   5.503   6.457   6.503   7.457   7.503   4.457   4.503
  345   5.455   5.503   6.455   6.503   7.455   7.503   4.455   4.503
  346   5.455   5.503   6.455   6.503   7.455   7.503   4.455   4.503
  347   5.454   5.502   6.454   6.502   7.454   7.502   4.454   4.502
  348   5.454   5.502   6.454   6.502   7.454   7.502   4.454   4.502
  349   5.453   5.501   6.453   6.501   7.453   7.501   4.453   4.501
  350   5.453   5.500   6.453   6.500   7.453   7.500   4.453   4.500
  351   5.452   5.500   6.452   6.500   7.452   7.500   4.452   4.500
  352   5.451   5.499   6.451   6.499   7.451   7.499   4.451   4.499
  353   5.451   5.498   6.451   6.498   7.451   7.498   4.451   4.498
  354   5.450   5.498   6.450   6.498   7.450   7.498   4.450   4.498
  355   5.450   5.498   6.450   6.498   7.450   7.498   4.450   4.498
  356   5.449   5.497   6.449   6.497   7.449   7.497   4.449   4.497
  357   5.448   5.496   6.448   6.496   7.448   7.496   4.448   4.496
  358   5.449   5.497   6.449   6.497   7.449   7.497   4.449   4.497
  359   5.448   5.496   6.448   6.496   7.448   7.496   4.448   4.496
  360   5.448   5.495   6.448   6.495   7.448   7.495   4.448   4.495


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED
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STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
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DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF
THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                                                   Weighted     Wt.
                                    Pct. Of     Weighted    Weighted                 Avg.      Avg.
           Number                   Pool By       Avg.        Avg.       Avg.      Combined    CLTV      Pct.       Pct.
             of      Principal     Principal     Gross      Current    Principal   Original    incld     Full      Owner
Criteria   Loans      Balance       Balance      Coupon       FICO      Balance      LTV        SS.      Doc      Occupied
--------   ------   ------------   ---------    --------    --------   ---------   --------    -----    ------    --------
AK              9     $1,346,339        0.15%       8.39%        630    $149,593      82.97%   89.45%    53.98%      46.39%
AL             23     $2,863,439        0.32%       8.69%        604    $124,497      81.46%   89.79%    91.47%     100.00%
AR             29     $3,271,645        0.37%       8.48%        619    $112,815      81.64%   94.65%    83.37%      95.80%
AZ            185    $36,489,048        4.14%       8.23%        616    $197,238      79.95%   85.16%    61.53%      84.68%
CA          1,047   $335,354,946       38.04%       8.07%        635    $320,301      78.62%   86.24%    38.62%      93.09%
CO             56    $11,344,464        1.29%       8.10%        621    $202,580      82.17%   92.45%    72.95%      92.78%
CT             43    $10,876,860        1.23%       8.42%        624    $252,950      76.58%   79.71%    54.22%      93.45%
DC              5     $1,569,366        0.18%       8.29%        637    $313,873      79.95%   85.37%    23.38%     100.00%
DE              8     $1,405,309        0.16%       8.75%        577    $175,664      83.93%   85.44%    90.43%     100.00%
FL            461    $92,412,572       10.48%       8.49%        620    $200,461      79.76%   84.96%    49.93%      85.99%
GA             94    $14,344,862        1.63%       8.72%        613    $152,605      83.97%   91.35%    67.96%      86.60%
HI             31     $8,895,327        1.01%       8.10%        657    $286,946      78.47%   85.02%    32.83%      82.98%
IA             10       $989,062        0.11%       8.87%        619     $98,906      83.86%   91.13%   100.00%      88.93%
ID             12     $1,680,946        0.19%       8.52%        604    $140,079      80.19%   86.92%    78.30%      96.13%
IL            123    $25,385,627        2.88%       8.40%        618    $206,387      83.79%   87.99%    55.23%      90.37%
IN             51     $5,561,228        0.63%       8.76%        624    $109,044      83.56%   90.04%    74.04%      86.09%
KS              9     $1,368,492        0.16%       8.40%        613    $152,055      84.41%   93.91%    81.46%      95.07%
KY             20     $1,964,984        0.22%       8.51%        616     $98,249      83.75%   90.63%    72.13%      87.99%
LA             18     $2,284,964        0.26%       9.06%        586    $126,942      82.57%   86.21%    59.37%      91.45%
MA             46    $10,886,922        1.24%       8.29%        660    $236,672      81.92%   93.03%    41.14%      87.88%
MD             98    $20,550,981        2.33%       8.28%        603    $209,704      78.03%   82.46%    65.62%      97.45%
ME             27     $4,017,304        0.46%       8.75%        601    $148,789      82.89%   87.20%    64.94%      94.25%
MI            102    $13,750,289        1.56%       8.49%        606    $134,807      83.14%   88.44%    72.18%      96.92%
MN             54     $9,596,566        1.09%       8.50%        624    $177,714      81.75%   89.33%    63.92%      87.37%
MO             47     $5,877,864        0.67%       8.59%        608    $125,061      83.69%   88.19%    77.71%      89.35%
MS              9     $1,039,370        0.12%       9.35%        569    $115,486      90.00%   90.00%    88.80%      88.62%
MT             10     $1,189,708        0.13%       8.18%        622    $118,971      80.32%   93.21%    86.12%      73.72%
NC             31     $4,582,690        0.52%       8.92%        614    $147,829      82.50%   86.40%    66.10%      79.61%
ND              4       $490,276        0.06%       9.44%        586    $122,569      83.03%   87.46%   100.00%     100.00%
NE             11     $1,242,118        0.14%       8.73%        611    $112,920      87.07%   91.66%    76.31%      92.80%
NH              9     $2,206,040        0.25%       8.59%        621    $245,116      84.33%   89.38%    74.74%      95.47%
NJ            161    $42,862,839        4.86%       8.46%        629    $266,229      81.63%   85.60%    43.46%      93.85%
NM             30     $5,202,149        0.59%       8.22%        621    $173,405      82.78%   88.70%    75.58%      77.00%
NV             88    $21,250,932        2.41%       8.34%        635    $241,488      80.21%   89.06%    51.43%      80.76%
NY            145    $48,319,750        5.48%       8.14%        641    $333,240      81.50%   87.79%    39.59%      93.12%
OH             61     $7,500,801        0.85%       9.04%        629    $122,964      86.63%   89.54%    65.37%      71.25%
OK             14     $1,358,721        0.15%       8.50%        604     $97,051      80.94%   89.81%    95.00%     100.00%
OR             62    $12,434,689        1.41%       8.40%        635    $200,559      81.71%   88.93%    69.86%      78.43%
PA            110    $15,706,893        1.78%       8.56%        605    $142,790      83.22%   86.55%    73.63%      92.65%
RI             32     $8,281,354        0.94%       8.63%        613    $258,792      84.67%   87.99%    49.31%      82.96%
SC             26     $4,221,384        0.48%       8.86%        628    $162,361      83.76%   89.60%    50.71%      77.51%
SD              3       $310,171        0.04%       8.78%        626    $103,390      83.08%   90.30%    63.92%     100.00%
TN             60     $6,838,403        0.78%       8.74%        616    $113,973      83.05%   92.06%    68.74%      87.04%
TX            249    $29,240,519        3.32%       8.45%        616    $117,432      80.37%   88.28%    66.82%      92.31%
UT             28     $4,805,402        0.55%       8.67%        622    $171,621      84.47%   90.92%    45.73%      92.40%
VA             65    $13,771,641        1.56%       8.46%        605    $211,871      80.70%   85.00%    59.36%      94.91%
VT              2       $291,933        0.03%       8.88%        557    $145,966      69.69%   69.69%   100.00%     100.00%
WA             71    $15,134,830        1.72%       8.26%        610    $213,167      83.55%   87.98%    73.88%      94.76%
WI             52     $7,870,264        0.89%       8.75%        602    $151,351      84.59%   89.46%    87.25%      93.58%
WV              4       $699,570        0.08%       9.87%        571    $174,892      71.41%   76.78%    64.99%     100.00%
WY              4       $557,851        0.06%       8.89%        583    $139,463      83.35%   89.07%   100.00%     100.00%
--------   ------   ------------   ---------    --------    --------   ---------   --------    -----    ------    --------
Total:      3,949   $881,499,701      100.00%       8.30%        626    $223,221      80.34%   86.81%    50.56%      90.65%

GSAMP 2006-NC2

   Modeling assumptions:
      o     150% pricing prepayment speed;
      o     Static LIBOR at 20%;
      o     Run to call;


                                    Class M1
----------------------------------------------------------------------------
     Month            Date           Balance      Effective Coupon Cap Rate
         0       29-Jun-06        35,700,000
         1       25-Jul-06        35,700,000                           20.3
         2       25-Aug-06        35,700,000                           20.3
         3       25-Sep-06        35,700,000                           20.3
         4       25-Oct-06        35,700,000                           20.3
         5       25-Nov-06        35,700,000                           20.3
         6       25-Dec-06        35,700,000                           20.3
         7       25-Jan-07        35,700,000                           20.3
         8       25-Feb-07        35,700,000                           20.3
         9       25-Mar-07        35,700,000                           20.3
        10       25-Apr-07        35,700,000                           20.3
        11       25-May-07        35,700,000                           20.3
        12       25-Jun-07        35,700,000                           20.3
        13       25-Jul-07        35,700,000                           20.3
        14       25-Aug-07        35,700,000                           20.3
        15       25-Sep-07        35,700,000                           20.3
        16       25-Oct-07        35,700,000                           20.3
        17       25-Nov-07        35,700,000                           20.3
        18       25-Dec-07        35,700,000                           20.3
        19       25-Jan-08        35,700,000                           20.3
        20       25-Feb-08        35,700,000                           20.3
        21       25-Mar-08        35,700,000                           20.3
        22       25-Apr-08        35,700,000                           20.3
        23       25-May-08        35,700,000                           20.3
        24       25-Jun-08        35,700,000                           20.3
        25       25-Jul-08        35,700,000                           20.3
        26       25-Aug-08        35,700,000                           20.3
        27       25-Sep-08        35,700,000                           20.3
        28       25-Oct-08        35,700,000                           20.3
        29       25-Nov-08        35,700,000                           20.3
        30       25-Dec-08        35,700,000                           20.3
        31       25-Jan-09        35,700,000                           20.3
        32       25-Feb-09        35,700,000                           20.3
        33       25-Mar-09        35,700,000                           20.3
        34       25-Apr-09        35,700,000                           20.3
        35       25-May-09        35,700,000                           20.3
        36       25-Jun-09        35,700,000                           20.3
        37       25-Jul-09        35,700,000                           20.3
        38       25-Aug-09        35,700,000                           20.3
        39       25-Sep-09        35,700,000                           20.3
        40       25-Oct-09        35,700,000                           20.3
        41       25-Nov-09        35,700,000                           20.3
        42       25-Dec-09                 0                           20.3

GSAMP 2006-NC2

   Modeling assumptions:
      o     150% pricing prepayment speed;
      o     Static LIBOR at 20%;
      o     Run to call;


                                    Class M2
-------------------------------------------------------------------------
   Month            Date          Balance      Effective Coupon Cap Rate
       0       29-Jun-06       28,649,000
       1       25-Jul-06       28,649,000                          20.31
       2       25-Aug-06       28,649,000                          20.31
       3       25-Sep-06       28,649,000                          20.31
       4       25-Oct-06       28,649,000                          20.31
       5       25-Nov-06       28,649,000                          20.31
       6       25-Dec-06       28,649,000                          20.31
       7       25-Jan-07       28,649,000                          20.31
       8       25-Feb-07       28,649,000                          20.31
       9       25-Mar-07       28,649,000                          20.31
      10       25-Apr-07       28,649,000                          20.31
      11       25-May-07       28,649,000                          20.31
      12       25-Jun-07       28,649,000                          20.31
      13       25-Jul-07       28,649,000                          20.31
      14       25-Aug-07       28,649,000                          20.31
      15       25-Sep-07       28,649,000                          20.31
      16       25-Oct-07       28,649,000                          20.31
      17       25-Nov-07       28,649,000                          20.31
      18       25-Dec-07       28,649,000                          20.31
      19       25-Jan-08       28,649,000                          20.31
      20       25-Feb-08       28,649,000                          20.31
      21       25-Mar-08       28,649,000                          20.31
      22       25-Apr-08       28,649,000                          20.31
      23       25-May-08       28,649,000                          20.31
      24       25-Jun-08       28,649,000                          20.31
      25       25-Jul-08       28,649,000                          20.31
      26       25-Aug-08       28,649,000                          20.31
      27       25-Sep-08       28,649,000                          20.31
      28       25-Oct-08       28,649,000                          20.31
      29       25-Nov-08       28,649,000                          20.31
      30       25-Dec-08       28,649,000                          20.31
      31       25-Jan-09       28,649,000                          20.31
      32       25-Feb-09       28,649,000                          20.31
      33       25-Mar-09       28,649,000                          20.31
      34       25-Apr-09       28,649,000                          20.31
      35       25-May-09       28,649,000                          20.31
      36       25-Jun-09       28,649,000                          20.31
      37       25-Jul-09       28,649,000                          20.31
      38       25-Aug-09       28,649,000                          20.31
      39       25-Sep-09       28,649,000                          20.31
      40       25-Oct-09       28,649,000                          20.31
      41       25-Nov-09       28,649,000                          20.31
      42       25-Dec-09                0                          20.31

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GSAMP 2006-NC2

                                Fwd Curve
                       ---------------------------

                 Month       1mL             6ml
                   1        5.312           5.515
                   2        5.405           5.552
                   3        5.468           5.566
                   4        5.504           5.566
                   5        5.506           5.558
                   6        5.496           5.546
                   7        5.541           5.534
                   8        5.485           5.509
                   9        5.467           5.488
                  10        5.456           5.470
                  11        5.440           5.451
                  12        5.420           5.433
                  13        5.392           5.415
                  14        5.372           5.407
                  15        5.357           5.395
                  16        5.344           5.388
                  17        5.332           5.383
                  18        5.325           5.379
                  19        5.341           5.379
                  20        5.311           5.375
                  21        5.311           5.377
                  22        5.313           5.379
                  23        5.314           5.381
                  24        5.319           5.384
                  25        5.320           5.387
                  26        5.322           5.394
                  27        5.323           5.397
                  28        5.326           5.401
                  29        5.330           5.407
                  30        5.335           5.413
                  31        5.365           5.420
                  32        5.345           5.423
                  33        5.350           5.431
                  34        5.359           5.440
                  35        5.366           5.449
                  36        5.376           5.457
                  37        5.385           5.466
                  38        5.394           5.479
                  39        5.401           5.485
                  40        5.408           5.489
                  41        5.415           5.495
                  42        5.422           5.499
                  43        5.470           5.504
                  44        5.430           5.499
                  45        5.432           5.502
                  46        5.437           5.508
                  47        5.439           5.511
                  48        5.445           5.516
                  49        5.449           5.521
                  50        5.454           5.529
                  51        5.460           5.533
                  52        5.463           5.536
                  53        5.468           5.539
                  54        5.472           5.542
                  55        5.503           5.545
                  56        5.478           5.542
                  57        5.479           5.545
                  58        5.484           5.550
                  59        5.485           5.552
                  60        5.495           5.555
                  61        5.497           5.559
                  62        5.500           5.567
                  63        5.504           5.571
                  64        5.506           5.572
                  65        5.509           5.575
                  66        5.513           5.578
                  67        5.546           5.581
                  68        5.519           5.578
                  69        5.520           5.581
                  70        5.523           5.584
                  71        5.525           5.586
                  72        5.528           5.590
                  73        5.531           5.593
                  74        5.535           5.598
                  75        5.537           5.601
                  76        5.539           5.602
                  77        5.543           5.606
                  78        5.545           5.609
                  79        5.563           5.612
                  80        5.551           5.611
                  81        5.552           5.615
                  82        5.556           5.619
                  83        5.560           5.621
                  84        5.559           5.626
                  85        5.562           5.628
                  86        5.566           5.634
                  87        5.568           5.636
                  88        5.571           5.638
                  89        5.574           5.641
                  90        5.577           5.644
                  91        5.594           5.647
                  92        5.583           5.647
                  93        5.584           5.650
                  94        5.588           5.653
                  95        5.591           5.657
                  96        5.593           5.660
                  97        5.595           5.663
                  98        5.599           5.667
                  99        5.602           5.670
                  100       5.605           5.671
                  101       5.608           5.674
                  102       5.611           5.677
                  103       5.626           5.679
                  104       5.615           5.679
                  105       5.616           5.681
                  106       5.620           5.684
                  107       5.621           5.686
                  108       5.623           5.689
                  109       5.626           5.693
                  110       5.628           5.694
                  111       5.630           5.696
                  112       5.633           5.700
                  113       5.636           5.701
                  114       5.639           5.703
                  115       5.640           5.707
                  116       5.643           5.708
                  117       5.646           5.711
                  118       5.648           5.716
                  119       5.650           5.718
                  120       5.691           5.721
                  121       5.693           5.725
                  122       5.696           5.727
                  123       5.700           5.731
                  124       5.702           5.731
                  125       5.705           5.733
                  126       5.708           5.734
                  127       5.710           5.737
                  128       5.712           5.737
                  129       5.711           5.740
                  130       5.714           5.742
                  131       5.715           5.743
                  132       5.716           5.746
                  133       5.717           5.747
                  134       5.720           5.749
                  135       5.722           5.751
                  136       5.723           5.751
                  137       5.726           5.752
                  138       5.726           5.754
                  139       5.729           5.755
                  140       5.730           5.755
                  141       5.729           5.757
                  142       5.731           5.759
                  143       5.732           5.760
                  144       5.734           5.762
                  145       5.735           5.764
                  146       5.738           5.764
                  147       5.738           5.766
                  148       5.739           5.765
                  149       5.741           5.766
                  150       5.742           5.767
                  151       5.743           5.767
                  152       5.743           5.767
                  153       5.742           5.769
                  154       5.744           5.770
                  155       5.745           5.770
                  156       5.744           5.772
                  157       5.745           5.773
                  158       5.748           5.774
                  159       5.748           5.773
                  160       5.748           5.773
                  161       5.749           5.774
                  162       5.750           5.773
                  163       5.749           5.773
                  164       5.749           5.771
                  165       5.748           5.770
                  166       5.749           5.771
                  167       5.746           5.770
                  168       5.746           5.770
                  169       5.746           5.771
                  170       5.746           5.769
                  171       5.745           5.769
                  172       5.745           5.767
                  173       5.745           5.766
                  174       5.746           5.765
                  175       5.743           5.764
                  176       5.742           5.763
                  177       5.740           5.761
                  178       5.741           5.762
                  179       5.738           5.760
                  180       5.706           5.760
                  181       5.705           5.760
                  182       5.705           5.758
                  183       5.705           5.758
                  184       5.703           5.756
                  185       5.703           5.756
                  186       5.703           5.754
                  187       5.701           5.754
                  188       5.701           5.753
                  189       5.699           5.752
                  190       5.699           5.753
                  191       5.698           5.751
                  192       5.699           5.750
                  193       5.696           5.749
                  194       5.696           5.748
                  195       5.695           5.748
                  196       5.693           5.745
                  197       5.693           5.744
                  198       5.693           5.743
                  199       5.692           5.742
                  200       5.691           5.740
                  201       5.687           5.740
                  202       5.687           5.739
                  203       5.686           5.737
                  204       5.685           5.737
                  205       5.683           5.735
                  206       5.682           5.734
                  207       5.681           5.733
                  208       5.679           5.730
                  209       5.679           5.729
                  210       5.676           5.727
                  211       5.676           5.726
                  212       5.674           5.724
                  213       5.671           5.722
                  214       5.671           5.721
                  215       5.670           5.719
                  216       5.668           5.718
                  217       5.666           5.716
                  218       5.665           5.715
                  219       5.662           5.712
                  220       5.660           5.709
                  221       5.659           5.708
                  222       5.658           5.706
                  223       5.655           5.704
                  224       5.653           5.702
                  225       5.650           5.700
                  226       5.650           5.699
                  227       5.648           5.697
                  228       5.646           5.695
                  229       5.643           5.693
                  230       5.642           5.690
                  231       5.640           5.688
                  232       5.638           5.684
                  233       5.636           5.682
                  234       5.634           5.680
                  235       5.631           5.677
                  236       5.629           5.675
                  237       5.625           5.672
                  238       5.625           5.671
                  239       5.621           5.668
                  240       5.619           5.666
                  241       5.617           5.665
                  242       5.614           5.662
                  243       5.612           5.659
                  244       5.610           5.656
                  245       5.607           5.654
                  246       5.606           5.651
                  247       5.603           5.649
                  248       5.601           5.647
                  249       5.597           5.644
                  250       5.597           5.644
                  251       5.594           5.641
                  252       5.592           5.639
                  253       5.590           5.638
                  254       5.588           5.635
                  255       5.586           5.633
                  256       5.583           5.630
                  257       5.582           5.629
                  258       5.581           5.626
                  259       5.578           5.624
                  260       5.576           5.622
                  261       5.574           5.620
                  262       5.572           5.619
                  263       5.570           5.617
                  264       5.569           5.617
                  265       5.566           5.614
                  266       5.565           5.612
                  267       5.563           5.611
                  268       5.561           5.608
                  269       5.560           5.606
                  270       5.557           5.605
                  271       5.557           5.603
                  272       5.555           5.601
                  273       5.552           5.600
                  274       5.551           5.599
                  275       5.550           5.597
                  276       5.548           5.597
                  277       5.547           5.595
                  278       5.547           5.593
                  279       5.544           5.592
                  280       5.542           5.589
                  281       5.542           5.589
                  282       5.540           5.588
                  283       5.539           5.586
                  284       5.537           5.584
                  285       5.535           5.584
                  286       5.535           5.583
                  287       5.534           5.582
                  288       5.532           5.581
                  289       5.531           5.580
                  290       5.531           5.580
                  291       5.529           5.578
                  292       5.528           5.575
                  293       5.527           5.575
                  294       5.526           5.574
                  295       5.525           5.573
                  296       5.524           5.572
                  297       5.522           5.570
                  298       5.522           5.570
                  299       5.522           5.569
                  300       5.520           5.566
                  301       5.518           5.566
                  302       5.517           5.563
                  303       5.515           5.560
                  304       5.513           5.558
                  305       5.511           5.556
                  306       5.510           5.554
                  307       5.507           5.552
                  308       5.505           5.550
                  309       5.502           5.548
                  310       5.502           5.548
                  311       5.499           5.545
                  312       5.498           5.544
                  313       5.496           5.543
                  314       5.494           5.540
                  315       5.493           5.539
                  316       5.490           5.536
                  317       5.489           5.535
                  318       5.489           5.533
                  319       5.487           5.532
                  320       5.485           5.530
                  321       5.482           5.528
                  322       5.482           5.529
                  323       5.480           5.526
                  324       5.480           5.525
                  325       5.477           5.524
                  326       5.476           5.523
                  327       5.475           5.522
                  328       5.473           5.519
                  329       5.472           5.518
                  330       5.472           5.517
                  331       5.471           5.516
                  332       5.469           5.514
                  333       5.466           5.514
                  334       5.466           5.513
                  335       5.465           5.512
                  336       5.465           5.512
                  337       5.463           5.510
                  338       5.462           5.509
                  339       5.461           5.509
                  340       5.460           5.507
                  341       5.460           5.506
                  342       5.458           5.505
                  343       5.458           5.504
                  344       5.457           5.503
                  345       5.455           5.503
                  346       5.455           5.503
                  347       5.454           5.502
                  348       5.454           5.502
                  349       5.453           5.501
                  350       5.453           5.500
                  351       5.452           5.500
                  352       5.451           5.499
                  353       5.451           5.498
                  354       5.450           5.498
                  355       5.450           5.498
                  356       5.449           5.497
                  357       5.448           5.496
                  358       5.449           5.497
                  359       5.448           5.496
                  360       5.448           5.495

Dimension   Variable                              1             2            3             4             5             6
-------------------------------------------------------------------------------------------------------------------------------
        1  Forward Rates                        mkt           mkt           mkt-50bp     mkt-50bp      mkt+100       mkt+100
        1  Prepayment
        1  Fix/hybrid5+                         100 PPC       100 PPC       200 PPC      200 PPC       75 PPC        75 PPC
        1  ARM/hybrid<5                         100 PPC       100 PPC       100 PPC      100 PPC       100 PPC       100 PPC
-------------------------------------------------------------------------------------------------------------------------------
        2  OrigMDR CDR                          Solve For     Solve For     Solve For    Solve For     Solve For     Solve For
-------------------------------------------------------------------------------------------------------------------------------
        3  Severity (adjust for HLTV)                  30%           40%          30%           40%           30%           40%
-------------------------------------------------------------------------------------------------------------------------------
                                                Force         Force         Force        Force         Force         Force
        4  Delinquency                          Trigger       Trigger       Trigger      Trigger       Trigger       Trigger
-------------------------------------------------------------------------------------------------------------------------------
        5  Calls                                No Call       No Call       No Call      No Call       No Call       No Call
        5  Liquidate                            12 Mo Lag     12 Mo Lag     12 Mo Lag    12 Mo Lag     12 Mo Lag     12 Mo Lag
        5  Servicer Advancing                   None          None          None         None          None          None

Dimension       7            8
----------------------------------------
        1    mkt+200       mkt+200
        1
        1    50 PPC        50 PPC
        1    100 PPC       100 PPC
----------------------------------------
        2    Solve For     Solve For
----------------------------------------
        3          30%          40%
----------------------------------------
             Force         Force
        4    Trigger       Trigger
----------------------------------------
        5    No Call       No Call
        5    12 Mo Lag     12 Mo Lag
        5    None          None

GSAMP 2006-NC2

      o     1-month and 6?month Forward LIBOR curves as indicated
      o     12 month recovery lag, triggers failing
      o     No P&I advancing
      o     Priced at Par
      o Run to maturity with collateral losses calculated through the life of the bond, severity as indicated
      o     Run at percentages of Prepayment Assumption provided by client


                  M1
--------------------------------------------------------------------------------------------------------------------
        Prepayment/LIBOR Curve                                         30% Severity               40% Severity
--------------------------------------------------------------------------------------------------------------------
                                         CDR (%)                                   30.60                      22.14
                                         Yield (%)                                5.8090                     5.8176
 100% Fix/hybrid5+, 100% ARM/hybrid<5    WAL                                        5.86                       6.70
                  FWD                    Modified Duration                          4.88                       5.44
                                         Principal Window                  Jan11 - May36              Aug11 - May36
                                         Principal Writedown            33,823.66 (0.09%)          61,104.51 (0.17%)
                                         Total Collat Loss        143,154,897.54 (16.24%)    154,376,216.08 (17.51%)
--------------------------------------------------------------------------------------------------------------------
                                         CDR (%)                                   32.12                      23.37
                                         Yield (%)                                5.2911                     5.3056
 200% Fix/hybrid5+, 100% ARM/hybrid<5    WAL                                        5.47                       6.21
              FWD-50 bps                 Modified Duration                          4.68                       5.21
                                         Principal Window                  Sep10 - May36              Apr11 - May36
                                         Principal Writedown            27,068.79 (0.08%)          33,092.07 (0.09%)
                                         Total Collat Loss        141,834,304.15 (16.09%)    152,811,912.99 (17.34%)
--------------------------------------------------------------------------------------------------------------------
                                         CDR (%)                                   29.67                      21.32
                                         Yield (%)                                6.8366                     6.8507
  75% Fix/hybrid5+, 100% ARM/hybrid<5    WAL                                        6.09                       7.02
              FWD+100 bps                Modified Duration                          4.87                       5.44
                                         Principal Window                  Mar11 - May36              Oct11 - May36
                                         Principal Writedown            40,833.13 (0.11%)          57,212.17 (0.16%)
                                         Total Collat Loss        142,531,264.39 (16.17%)    153,358,864.54 (17.40%)
--------------------------------------------------------------------------------------------------------------------
                                         CDR (%)                                   28.35                      20.13
                                         Yield (%)                                7.8763                     7.8956
  50% Fix/hybrid5+, 100% ARM/hybrid<5    WAL                                        6.44                       7.52
              FWD+200 bps                Modified Duration                          4.91                       5.49
                                         Principal Window                  May11 - May36              Feb12 - May36
                                         Principal Writedown            23,635.02 (0.07%)           8,261.69 (0.02%)
                                         Total Collat Loss        141,189,631.25 (16.02%)    151,292,996.29 (17.16%)
--------------------------------------------------------------------------------------------------------------------

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

(US$)                                                                           FICO
Full Combined LTV(including
Silent Seconds)                        <=550         551 - 575       576-600           601- 620         621-640          641-660
Note: Combined LTV in this EXCEL
file means for first lien including
junior liens on the same property
that may or may not be in the deal
and for second lien including first
lien on the same property that may
or may not be in the deal.
<= 60%                               13854182.14    10596465.48     7938245.37        7777537.23       6000497.21       3910922
61% - 65%                            7263312.59     4593378.82      2850874.11        3201923.75       1959509.46       1667053.94
66% - 70%                            8809201.71     7118687.08      5158636.91        3474726.58       4752440.74       2606817.06
71% - 75%                            13977666.67    8140225.54      11237273.45       9285792.12       3491600.38       4222344.3
76% - 80%                            16181525.9     18770887.64     30010031.77       44464947.46      66307784.58      64396709.13
81% - 85%                            21560296.71    16336260.56     15769968.15       15287658.96      9227350.78       7856033.69
86% - 90%                            4781634.72     20630776.44     28104509.77       30515052.39      20681066.17      20398391.92
91% - 95%                            0              2138262.28      6578074.35        10427310.92      12635803.12      14395662.08
96% - 100%                           0              0               172925.23         96959.75         323839.36        1855463.97
> 100%
Lien
1st                                  86427820.44    88324943.84     107820539.11      124531909.16     125379891.8      120818981.84
2nd                                  0              0               0                 0                0                490416.25
First Liens that have
Simultaneous junior Liens (by
Combined LTV)
<= 80%                               59705882.49    48949730.11     42964204.37       37412215.07      27923707.45      20485297.79
81% - 85%                            20629253.53    15606939.5      14999806.24       14678388.88      8019334.91       7296124
86% - 90%                            4686277.16     19662855.57     25957357.19       29782970.77      19628758.53      19755012.78
91% - 95%                            747955.14      3154592.12      8277778.08        11722068.46      13565012.07      16124321.55
96% - 100%                           658452.12      950826.54       15621393.23       30936265.98      56243078.84      57648641.97
> 100%
Orig. Loan Balance
< $100,000                           4849771.23     4151555.98      5723734.95        8576935.12       7553152.39       5057493.09
$100,000 - $150,000                  17552930.51    13491131.36     15694878.81       13508966.56      12969089.54      11190550.1
$151,000 - $200,000                  19221535.09    16439863.12     14692969.17       16751494.68      17533705.18      12858132.93
$201,000 - $250,000                  13296864.7     15737834.6      15678162.17       17023045.46      14811909.9       11075640.39
$251,000 - $300,000                  12855102.68    9821715.26      11019856.94       14734292.71      13733973.35      12439341.91
$301,000 - $350,000                  7904007.34     9355166.57      8964530.67        10482190.44      13132203.3       11370420.58
$351,000 - $400,000                  3850775.51     10108029.89     11523388.75       11348548.26      9762166.46       12928472.73
$401,000 - $450,000                  3799315.96     2108533.46      8506810.58        8915942.02       8570313.95       14365535.19
$451,000 - $500,000                  1983583.54     5282120.38      3817785           7248888.86       9998847.24       9474407.8
> $500,000                           1113933.88     1828993.22      12198422.07       15941605.05      17314530.49      20549403.37
Loan Purpose
Purchase                             8763022.78     11737708.82     30005836.69       44046216.5       60886066.42      64242611.4
Refinance: Cash Out                  72483578.75    69530249.06     70389587.3        69112598.45      50358066.18      44390829.72
Refinance: Rate Term                 5181218.91     7056985.96      7425115.12        11373094.21      14135759.2       12675956.97
Documentation Type
Full                                 65088059.35    59536945.77     63679628.82       81237296.81      59514878         45751988.73
Reduced                              545369.95      1575189.4       2479286.94        1817452.22       2737534.66       1647068.11
Stated                               20794391.14    27212808.67     41661623.35       41477160.13      63127479.14      73910341.25
Occupancy
Owner-Occupied                       85753902.76    87046114.11     104833727.02      116110352.8      114167844.01     105838560.07
Second Home                          274508         378156.7        1034452.69        2979090.43       4062630.25       4302552.42
Investment Property                  399409.68      900673.03       1952359.4         5442465.93       7149417.54       11168285.6
Property Type
2-4 FAMILY                           905288.53      5362995.15      4484396.99        8723573.3        8474696.19       7499796.62
CONDO                                3315508.3      3650815.52      5088364.57        7902529.83       7548248.85       9618129.32
PUD                                  9643513.62     10178210.17     12812880.54       17143544.53      14803052.01      15941588.91
SINGLE FAMILY                        72563509.99    69132923        85434897.01       90762261.5       94553894.75      88249883.24
DTI
< 30%                                9496289.64     9387753.08      14671802.8        12980121.35      14534399.11      13561232.11
30% - 34%                            7961874.87     8493128.38      9406640.59        10523275.59      11133769.16      9587466.06
35% - 39%                            12748889.88    15300787.44     12081621.64       15383059.76      18758396.48      14750891.57
40% - 44%                            19108223.43    19149184.63     25412610.52       26253066.79      30107608.89      27494475.22
45% - 49%                            26280176.74    27141399.98     37064741.31       50183488.59      45594511.78      51367305.22
50% - 54%                            10704892.32    8852690.33      8817659.56        8224290.3        5061315.13       4548027.91
> 55%                                127473.56      0               365462.69         984606.78        189891.25        0
Loan Type
2 YR ARM                             32243645.37    25264483.93     30498933.63       32943559.33      29527991.36      25348804.76
2 YR ARM BALLOON 40/30               49813587.55    54653317.47     58298311.6        60215465.17      61450327.02      59574728.89
2 YR ARM IO                          0              0               6627741.38        15997926.68      21027339.99      21573681.69
3 YR ARM                             79960.64       0               535524.78         203832.78        156625.35        158336.67
3 YR ARM BALLOON 40/30               0              241416.65       0                 87814.7          204935.51        0
FIXED                                3666912.89     6663354.09      10103432.24       12467351.14      9661145.18       10409367.35
FIXED BALLOON 40/30                  623713.99      1502371.7       1756595.48        2615959.36       3351527.39       4244478.73
IO & ARM Term Co-Incident
IO Term (Mos)
0                                    86427820.44    88324943.84     101192797.73      108533982.48     104352551.81     99735716.4
12
24
36
60                                   0              0               6627741.38        15997926.68      21027339.99      21573681.69
84
120
Neg Am
1.05
1.1
1.15
1.25
> 125%
Geography (ZIP+4)
92553                                594884.06      311815.39       219928.27         0                951157.32        174877.97
92307                                0              0               206430.23         1076707.27       429959.15        274887.21
90805                                0              1132653.91      0                 676219.41        726699.5         0
91331                                0              531755.34       810202.6          0                0                735196.3
92335                                474389.32      0               358154.64         351898.87        682098.98        191870.34
92336                                0              0               783547.25         323000           328482.57        785585.3
92411                                236135.73      0               0                 100098.94        249538.01        451855.2
92509                                0              127784.31       0                 0                503923.28        683795.98
91710                                0              308321.48       0                 967313.86        0                1096099.46
92114                                348685.85      0               0                 0                369659.12        773687.96
Other                                84773725.48    85912613.41     105442276.12      121036670.81     121138373.87     116141542.37


(US$)
Full Combined LTV(including
Silent Seconds)                           661-680         681-700        701-720         721-740         741-760         >= 760
Note: Combined LTV in this EXCEL
file means for first lien including
junior liens on the same property
that may or may not be in the deal
and for second lien including first
lien on the same property that may
or may not be in the deal.
<= 60%                                   1900362.23      1776863.44     848214.58       0               790467.58       1076476.02
61% - 65%                                2352453.88      1564084.48     440346.71       199405.39       0               312000
66% - 70%                                1954194.38      988937.66      621864.99       0               0               134746.61
71% - 75%                                2505516.73      2323709.88     830847.4        591595.19       0               180000
76% - 80%                                50769982.51     35941929.08    19317865.37     10284309.99     7269743.24      8727666.34
81% - 85%                                6313178.99      1693118.05     1537146.78      492387.18       554553.22       1633040.15
86% - 90%                                8488272.39      6173872.65     5967392.07      2780579.81      1650827.03      3442212.39
91% - 95%                                7294255.4       7302540.34     1355923.23      777904.23       1975892.71      1710370.57
96% - 100%                               1405356.67      2561374.08     1837516.7       2983088.95      2644787.09      1426024.1
> 100%
Lien
1st                                      81683606.64     58085136.8     31012567.9      15418223.85     12774006.9      17768676.15
2nd                                      1299966.54      2241292.86     1744549.93      2691046.89      2112263.97      873860.03
First Liens that have
Simultaneous junior Liens (by
Combined LTV)
<= 80%                                   13087959.29     8041420.77     4305961.4       1955682.57      2157013.67      1734177.97
81% - 85%                                6313178.99      1693118.05     1537146.78      492387.18       554553.22       1633040.15
86% - 90%                                8176066.64      6106380.03     5418723.51      2319928.98      1650827.03      3442212.39
91% - 95%                                8633158.01      8229758.26     1423370.57      777904.23       1975892.71      1710370.57
96% - 100%                               46773210.25     36255752.55    20071915.57     12563367.78     8547984.24      10122735.1
> 100%
Orig. Loan Balance
< $100,000                               4351770.55      2478967.69     2109830.13      2616183.82      1453130.6       1296613.35
$100,000 - $150,000                      7298178.66      5333395.81     2406841.93      1415242.45      1503620.59      1062844.95
$151,000 - $200,000                      8745396.67      6463129.72     2365156.59      1348262.94      543627.3        1521406.69
$201,000 - $250,000                      11222503.4      6039379.98     2046139.26      2258257.42      889550.42       1435170.91
$251,000 - $300,000                      6398008.18      6615874.94     4745929.72      1949507.89      853978.92       2773386.97
$301,000 - $350,000                      5254213.55      7010700.11     3197166.41      1239751.13      1619845.92      1923959.64
$351,000 - $400,000                      10505353.12     4026102.53     4069750.08      1889367.82      2586592.3       1876370.9
$401,000 - $450,000                      9773518.16      5987205.37     4249618.63      443997.75       1301466.02      2157773.56
$451,000 - $500,000                      5650427.22      4264463.78     4758171.08      3301738.22      1442620.09      1428053.39
> $500,000                               13784203.67     12107209.73    2808514         1646961.3       2691838.71      3166955.82
Loan Purpose
Purchase                                 56446324.4      41021923.44    24376138.26     14130350.5      10947003.28     14786788.5
Refinance: Cash Out                      24398334.19     15178155.87    7410463.3       3699800.5       3447316.04      3085857.25
Refinance: Rate Term                     2138914.59      4126350.35     970516.27       279119.74       491951.55       769890.43
Documentation Type
Full                                     26414327.29     20874680.1     7937843.14      5131080.71      5573117.87      4957807.44
Reduced                                  3480121.47      1631027.63     324000          51130.73        71078.26        0
Stated                                   53089124.42     37820721.93    24495274.69     12927059.3      9242074.74      13684728.74
Occupancy
Owner-Occupied                           70058494.26     51476683.44    25359832.14     14541529.28     11512471.68     12362292.74
Second Home                              5665133.25      3132482.77     2547429.95      1804313.02      2184045.76      2187586.93
Investment Property                      7259945.67      5717263.45     4849855.74      1763428.44      1189753.43      4092656.51
Property Type
2-4 FAMILY                               10025868.86     9103853.48     6825196.11      2646054.79      2602110.63      2393649.95
CONDO                                    6761925.27      5827740.14     2426485.9       1341627.1       1635720.13      2166209.25
PUD                                      12748954.86     5541479.59     2297911.12      2135874         2252824.75      2783820.78
SINGLE FAMILY                            53446824.19     39853356.45    21207524.7      11985714.85     8395615.36      11298856.2
DTI
< 30%                                    7327069.8       3664094.08     2845214.99      1559411.42      1122126.7       2620238.69
30% - 34%                                5580183.23      4285298.4      2403793.92      825725.23       721979.52       1483659.77
35% - 39%                                12550933.22     9663706.81     4343498.53      2749973.52      605111.95       2576784.58
40% - 44%                                16478566.43     14109865.17    10525517.27     5560463.73      6074968.93      2909338.21
45% - 49%                                38057939.25     26591409.31    11747969.96     6402144.79      5571616.19      8375743.64
50% - 54%                                1777466.76      1942822.57     678597.9        1011552.05      790467.58       676771.29
> 55%                                    1211414.49      69233.32       212525.26       0               0               0
Loan Type
2 YR ARM                                 19221866.03     9095559.7      7024059.45      2862430.81      2516803.22      4538774.29
2 YR ARM BALLOON 40/30                   36576560.1      29339598.53    16658649.52     8009369.29      7219057.01      10338929.13
2 YR ARM IO                              14630909.92     11937694.22    3944739.46      2518897.75      1018399.98      1903600
3 YR ARM                                 166703.18       0              306175.99       99909.6         0               0
3 YR ARM BALLOON 40/30                   467830.27       231911.36      152925.19       75583.74        0               0
FIXED                                    8290982.28      6179342.66     3406165.97      3649531.3       3259685.29      1361485.82
FIXED BALLOON 40/30                      3628721.4       3542323.19     1264402.25      893548.25       872325.37       499746.94
IO & ARM Term Co-Incident
IO Term (Mos)
0                                        68352663.26     48388735.44    28812378.37     15590372.99     13867870.89     16738936.18
12
24
36
60                                       14630909.92     11937694.22    3944739.46      2518897.75      1018399.98      1903600
84
120
Neg Am
1.05
1.1
1.15
1.25
> 125%
Geography (ZIP+4)
92553                                    296721.5        550025.5       0               227852.98       0               0
92307                                    0               0              0               0               0               0
90805                                    199960.63       0              0               0               0               0
91331                                    439999.83       0              399768.41       0               0               0
92335                                    0               280670.08      0               0               0               0
92336                                    295914.96       0              212525.26       0               0               0
92411                                    243924.33       0              58974.44        279887.18       0               0
92509                                    717734.67       219691.73      0               0               0               0
91710                                    511759.84       0              0               0               0               0
92114                                    664643.52       368000         0               0               0               0
Other                                    79612913.9      58908042.35    32085849.72     17601530.58     14886270.87     18642536.18

(US$)                                                               Full Combined LTV (including silent seconds)
FICO                                      <= 60%           61% - 65%         66% - 70%          71% - 75%         76% - 80%
Note: Combined LTV in this EXCEL
file means for first lien including
junior liens on the same property
that may or may not be in the deal
and for second lien including first
lien on the same property that may
or may not be in the deal.
FICO                                       <= 60            61 - 65           66 - 70            71 - 75           76 - 80
<= 550.000                               13,854,182.14      7,174,883.16       9,356,826.01     13,157,694.03      16,588,541.09
550.001 - 575.000                        10,596,465.48      4,403,488.14       7,344,018.04      8,319,866.49      18,365,915.73
575.001 - 600.000                         7,938,245.37      2,771,400.79       6,134,821.53     10,871,458.44      29,566,630.51
600.001 - 620.000                         7,777,537.23      3,735,075.53       3,581,891.05     10,921,112.01      42,338,268.02
620.001 - 640.000                         6,000,497.21      2,255,241.90       4,456,708.30      4,282,932.94      65,590,802.04
640.001 - 660.000                         4,401,338.25      1,800,298.93       2,190,817.06      5,107,571.60      63,809,503.42
660.001 - 680.000                         3,200,328.77      2,352,453.88       1,954,194.38      2,665,434.64      50,610,064.60
680.001 - 700.000                         4,018,156.30      1,196,756.87         988,937.66      2,323,709.88      35,941,929.08
700.001 - 720.000                         2,592,764.51        440,346.71         975,608.78      1,011,696.51      18,783,272.47
720.001 - 740.000                         2,691,046.89        199,405.39                  0        591,595.19      10,284,309.99
740.001 - 760.000                         2,902,731.55                 0                  0                 0       7,269,743.24
760.001 >=                                1,950,336.05        312,000.00         134,746.61        180,000.00       8,727,666.34

LIEN
1st                                      56,470,233.28     26,641,351.30      37,118,569.42     59,433,071.73     367,876,646.53
2nd                                      11,453,396.47                 0                  0                 0                  0
Orig. Loan Balance
< $100,000                               10,711,353.17      1,972,324.64       2,494,674.42      2,385,421.61      17,561,340.80
$100,000 - $150,000                      13,775,269.58      4,205,690.85       5,254,862.63      6,592,760.01      36,484,437.51
$151,000 - $200,000                      10,558,855.43      5,286,548.47       5,617,645.59      8,773,028.06      42,892,806.98
$201,000 - $250,000                       8,733,682.73      2,903,738.79       6,746,222.45      6,148,314.02      43,550,926.10
$251,000 - $300,000                       6,086,933.15      3,345,730.12       3,537,393.82      6,458,689.89      40,559,020.99
$301,000 - $350,000                       4,559,340.35      2,245,977.47       3,590,675.03      6,966,098.92      32,999,870.38
$351,000 - $400,000                       5,258,671.49      2,222,938.49       2,584,450.72      6,894,031.55      40,968,460.46
$401,000 - $450,000                       1,703,187.26      1,716,551.35       1,663,927.90      2,936,367.73      35,786,342.08
$451,000 - $500,000                       3,413,484.60        954,276.70       1,951,069.65      3,854,683.06      28,542,958.94
> $500,000                                3,122,851.99      1,787,574.42       3,677,647.21      8,423,676.88      48,530,482.29
Loan Purpose
CASHOUT REFI                             53,550,387.76     24,198,419.92      35,132,846.95     50,413,464.24      73,949,246.80
PURCHASE                                 11,815,458.33      1,429,484.75       1,156,078.48      3,534,386.36     261,367,054.99
RATE/TERM REFI                            2,557,783.66      1,013,446.63         829,643.99      5,485,221.13      32,560,344.74
Documentation Type
FULL DOC                                 36,055,835.18     14,925,586.33      23,504,019.82     37,111,508.47     160,557,472.45
LIMITED DOC                               1,127,473.60                 0       1,550,221.76        342,718.29       8,679,111.71
STATED DOC                               30,740,320.97     11,715,764.97      12,064,327.84     21,978,844.97     198,640,062.37
Occupancy
INVESTOR                                    984,534.45        532,792.52       2,068,569.30        785,478.18       4,527,663.04
OWNER OCCUPIED                           65,658,164.77     26,108,558.78      34,966,727.67     58,058,240.53     344,536,539.98
SECOND HOME                               1,280,930.53                 0          83,272.45        589,353.02      18,812,443.51
Property Type
2-4 FAMILY                                6,480,893.89      1,573,384.48         644,131.13      3,530,027.74      28,610,531.51
CONDO                                     3,430,139.37        842,256.97       1,635,755.74      1,861,760.30      30,634,755.21
PUD                                       4,773,092.31      2,480,771.87       3,659,534.51      6,385,687.33      51,803,946.92
SINGLE FAMILY                            53,239,504.18     21,744,937.98      31,179,148.04     47,655,596.36     256,827,412.89


DTI
<= 29.999                                 9,436,658.03      4,941,635.41       7,632,679.01      6,833,111.42      29,678,236.87
30.000 - 34.999                           5,824,489.83      2,156,261.14       1,806,423.69      5,719,976.07      28,391,126.43
35.000 - 39.999                           8,430,677.17      6,525,813.93       4,549,584.54      8,727,917.55      47,051,074.99
40.000 - 44.999                          14,659,307.38      3,583,847.64       5,772,418.46      9,709,249.28      89,865,915.50
45.000 - 49.999                          18,168,257.95      5,425,952.78       8,774,895.93     17,898,436.35     162,363,328.91
50.000 - 54.999                          11,191,714.13      3,817,949.15       8,455,094.23      9,636,169.10       9,669,074.96
55.000 >=                                   212,525.26        189,891.25         127,473.56        908,211.96         857,888.87
Loan Type
2 YR ARM                                 14,016,950.78      4,526,642.85       9,406,805.01     15,471,504.51      81,144,277.71
2 YR ARM BALLOON 40/30                   25,680,465.02     12,153,588.37      17,517,796.72     31,099,759.24     193,307,538.27
2 YR ARM IO                               1,306,999.33      2,509,000.00       2,409,999.97      5,763,998.74      64,076,479.62
3 YR ARM                                     79,960.64                 0                  0                 0       1,468,771.68
3 YR ARM BALLOON 40/30                      204,935.51                 0         241,416.65                 0         319,726.06
FIXED                                    23,383,922.40      5,731,398.31       5,940,087.06      4,081,934.07      19,725,128.21
FIXED BALLOON 40/30                       3,250,396.07      1,720,721.77       1,602,464.01      3,015,875.17       7,834,724.98

(US$)
FICO                                         81% - 85%         86% - 90%         91% - 95%         96% - 100%          > 100%
Note: Combined LTV in this EXCEL
file means for first lien including
junior liens on the same property
that may or may not be in the deal
and for second lien including first
lien on the same property that may
or may not be in the deal.
FICO                                          81 - 85           86 - 90           91 - 95           96 - 100            100 >
<= 550.000                                   20,883,253.07      4,781,634.72                  0                 0                 0
550.001 - 575.000                            16,554,713.19     20,412,323.81       2,138,262.28                 0                 0
575.001 - 600.000                            15,696,943.43     28,010,566.14       6,578,074.35        172,925.23        172,925.23
600.001 - 620.000                            15,138,702.26     30,515,052.39      10,427,310.92         96,959.75         96,959.75
620.001 - 640.000                             9,153,000.76     20,681,066.17      12,635,803.12        323,839.36        323,839.36
640.001 - 660.000                             7,679,606.85     20,161,889.53      14,395,662.08      1,479,955.36      1,479,955.36
660.001 - 680.000                             6,965,143.08      7,759,342.44       7,294,255.40        182,355.99        182,355.99
680.001 - 700.000                             1,693,118.05      6,173,872.65       7,172,716.45        449,905.11        449,905.11
700.001 - 720.000                             1,537,146.78      5,967,392.07       1,355,923.23         92,966.77         92,966.77
720.001 - 740.000                               492,387.18      2,780,579.81         740,638.22        329,308.07        329,308.07
740.001 - 760.000                               554,553.22      1,650,827.03       1,975,892.71        532,523.12        532,523.12
760.001 >=                                    1,633,040.15      3,442,212.39       1,710,370.57        552,164.07        552,164.07

LIEN
1st                                          97,981,608.02    152,336,759.15      66,424,909.33      4,212,902.83      4,212,902.83
2nd                                                      0                 0                  0                 0                 0
Orig. Loan Balance
< $100,000                                    3,778,856.71      7,843,991.74       2,754,004.95        587,779.73        587,779.73
$100,000 - $150,000                          12,415,335.05     18,175,633.97       5,790,158.98        733,522.69        733,522.69
$151,000 - $200,000                          16,252,464.76     21,760,394.85       6,622,733.11        530,312.15        530,312.15
$201,000 - $250,000                          13,506,161.92     21,446,594.14       8,035,089.24                 0                 0
$251,000 - $300,000                          13,412,023.73     17,837,120.02       6,449,718.39        254,339.36        254,339.36
$301,000 - $350,000                           8,013,301.92     14,722,119.11       8,046,808.65        309,963.83        309,963.83
$351,000 - $400,000                           5,995,038.34     13,463,325.37       6,320,712.29        399,962.03        399,962.03
$401,000 - $450,000                           6,407,272.63     13,506,932.73       5,175,034.85        864,499.92        864,499.92
$451,000 - $500,000                           6,219,790.48     11,365,404.53       2,349,438.64                 0                 0
> $500,000                                   11,981,362.48     12,215,242.69      14,881,210.23        532,523.12        532,523.12
Loan Purpose
CASHOUT REFI                                 74,690,866.10     85,129,484.79      33,546,477.37      1,323,389.84      1,323,389.84
PURCHASE                                     15,672,484.82     57,188,345.11      26,420,143.91      2,806,554.24      2,806,554.24
RATE/TERM REFI                                7,618,257.10     10,018,929.25       6,458,288.05         82,958.75         82,958.75
Documentation Type
FULL DOC                                     57,270,211.07     77,154,228.77      36,387,244.30      2,023,936.88      2,023,936.88
LIMITED DOC                                   2,102,296.88      1,007,767.18       1,549,669.95                 0                 0
STATED DOC                                   38,609,100.07     74,174,763.20      28,487,995.08      2,188,965.95      2,188,965.95
Occupancy
INVESTOR                                      5,880,581.43     25,853,841.75      11,252,053.75                 0                 0
OWNER OCCUPIED                               90,698,523.11    120,894,209.66      52,377,684.14      4,212,902.83      4,212,902.83
SECOND HOME                                   1,402,503.48      5,588,707.74       2,795,171.44                 0                 0
Property Type
2-4 FAMILY                                    7,806,982.65     11,038,088.62       8,811,276.51        552,164.07        552,164.07
CONDO                                         4,132,741.41      9,504,202.59       4,307,401.62        854,817.65        854,817.65
PUD                                           8,573,897.77     22,138,133.48       7,835,791.46        399,962.03        399,962.03
SINGLE FAMILY                                77,467,986.19    109,656,334.46      45,470,439.74      2,405,959.08      2,405,959.08


DTI
<= 29.999                                     9,194,029.26     19,810,222.64       5,660,740.20        532,523.12        532,523.12
30.000 - 34.999                               9,443,407.07     14,744,031.22       4,218,675.17        102,404.10        102,404.10
35.000 - 39.999                              14,731,226.88     20,975,890.20      10,160,661.42        360,808.70        360,808.70
40.000 - 44.999                              22,381,355.72     36,826,100.09      18,284,428.86      1,124,133.80      1,124,133.80
45.000 - 49.999                              38,759,874.49     54,288,974.87      26,708,121.80      1,678,293.16      1,678,293.16
50.000 - 54.999                               2,819,750.51      5,478,887.77       1,392,281.88        414,739.95        414,739.95
55.000 >=                                       651,964.09        212,652.36                  0                 0                 0
Loan Type
2 YR ARM                                     28,394,488.53     45,951,995.13      20,457,749.73      1,243,851.94      1,243,851.94
2 YR ARM BALLOON 40/30                       53,792,981.65     81,708,787.94      33,695,300.07      2,114,076.85      2,114,076.85
2 YR ARM IO                                   4,950,214.94     12,813,913.05       7,350,325.42                 0                 0
3 YR ARM                                         58,657.08                 0          99,679.59                 0                 0
3 YR ARM BALLOON 40/30                                   0        696,339.20                  0                 0                 0
FIXED                                         8,146,098.54      8,586,533.89       3,118,439.66        405,214.07        405,214.07
FIXED BALLOON 40/30                           2,639,167.28      2,579,189.94       1,703,414.86        449,759.97        449,759.97

IO & ARM Term Co-Incident
IO Term (Mos)
0
60





Neg Am
105%
                                 1.1
115%
125%
> 125%


FICO                                        <= 60%           61% - 65%         66% - 70%          71% - 75%         76% - 80%
Geography (ZIP+4)
92553                                       174,877.97        219,928.27                  0        275,000.00       1,967,076.60
92307                                                0                 0       1,060,089.61        479,328.54                  0
90805                                       362,699.50                 0                  0        384,864.26         823,944.80
91331                                       209,915.38        321,839.96         309,733.09                 0       1,621,107.70
92335                                       204,938.23        280,670.08         621,349.96        342,211.43         531,757.89
92336                                       212,525.26                 0                  0        356,886.90       1,508,160.61
92411                                       159,073.38                 0                  0                 0         945,317.54
92509                                       347,476.04                 0                  0                 0       1,135,661.74
91710                                       224,933.65        308,321.48                  0                 0         831,642.13
92114                                                0        256,643.52                  0        714,518.81       1,183,855.00
Other                                    66,027,190.34     25,253,947.99      35,127,396.76     56,880,261.79     357,328,122.52


FICO                                       81% - 85%         86% - 90%         91% - 95%         96% - 100%          > 100%
Geography (ZIP+4)
92553                                       322,942.34                 0         367,437.81                 0                 0
92307                                       448,565.71                 0                  0                 0                 0
90805                                     1,164,024.89                 0                  0                 0                 0
91331                                                0        454,326.35                  0                 0                 0
92335                                                0        358,154.64                  0                 0                 0
92336                                       651,482.57                 0                  0                 0                 0
92411                                       516,022.91                 0                  0                 0                 0
92509                                                0        503,923.28         265,868.91                 0                 0
91710                                                0        440,927.02       1,077,670.36                 0                 0
92114                                       369,659.12                 0                  0                 0                 0
Other                                    94,508,910.48    150,579,427.86      64,713,932.25      4,212,902.83      4,212,902.83

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

Subject: GSAMP 2006-NC2 -- FWP Update (external) [T-Mail]

With respect to the revised Free Writing Prospectus for GSAMP Trust 2006-NC2, dated June 20, 2006, the static pool information for the prior New Century Capital Corporation securitizations listed on the Internet website
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Prospectus has been updated to reflect certain corrections communicated by New
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material may, from time to time, have long or short positions in, and buy or
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addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to
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imposing any limitation of any kind.